EXHIBIT 10.1



                                                               December 16, 2003

                        5-YEAR REVOLVING CREDIT AGREEMENT




                                   dated as of




                                December 16, 2003


                                      among



                       PIONEER NATURAL RESOURCES COMPANY,


                                 as the Borrower



                              JPMORGAN CHASE BANK,
                             as Administrative Agent

                 JPMORGAN CHASE BANK and BANK OF AMERICA, N.A.,
                                as Issuing Banks


                                       and
                            The Lenders Party Hereto


                          ----------------------------


                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                              as Syndication Agent


        BANK OF AMERICA, N.A., BANK ONE, N.A., FLEET NATIONAL BANK, WELLS
                        FARGO BANK, NATIONAL ASSOCIATION,
                           as Co-Documentation Agents



                          ----------------------------


         J.P. MORGAN SECURITIES INC. and WACHOVIA CAPITAL MARKETS, LLC,
                      as Co-Arrangers and Joint Bookrunners

                                                               December 16, 2003

                                TABLE OF CONTENTS


                                                                           Page:


ARTICLE I DEFINITIONS....................................................    1

      Section 1.01      Defined Terms....................................    1
      Section 1.02      Classification of Loans and Borrowings...........   17
      Section 1.03      Terms Generally..................................   17
      Section 1.04      Accounting Terms; GAAP...........................   18

ARTICLE II THE CREDITS...................................................   18

      Section 2.01      Commitments......................................   18
      Section 2.02      Commitment Increase..............................   18
      Section 2.03      Revolving Loans and Borrowings...................   20
      Section 2.04      Requests for Revolving Borrowings................   20
      Section 2.05      Swingline Loans..................................   21
      Section 2.06      Letters of Credit................................   23
      Section 2.07      Funding of Borrowings............................   26
      Section 2.08      Interest Elections...............................   27
      Section 2.09      Termination and Reduction of Commitments.........   28
      Section 2.10      Repayment of Loans; Evidence of Debt.............   29
      Section 2.11      Prepayment of Loans..............................   30
      Section 2.12      Fees.............................................   30
      Section 2.13      Interest.........................................   31
      Section 2.14      Alternate Rate of Interest.......................   32
      Section 2.15      Increased Costs..................................   32
      Section 2.16      Break Funding Payments...........................   33
      Section 2.17      Taxes............................................   34
      Section 2.18      Payments Generally; Pro Rata Treatment;
                         Sharing of Set-offs.............................   35
      Section 2.19      Mitigation Obligations; Replacement of Lenders...   37

ARTICLE III REPRESENTATIONS AND WARRANTIES...............................   38

      Section 3.01      Organization; Powers.............................   38
      Section 3.02      Authorization; Enforceability....................   38
      Section 3.03      Governmental Approvals; No Conflicts.............   38
      Section 3.04      Financial Condition; No Material Adverse Change..   38
      Section 3.05      Properties.......................................   39
      Section 3.06      Litigation and Environmental Matters.............   39
      Section 3.07      Compliance with Laws.............................   39
      Section 3.08      Investment and Holding Company Status............   39
      Section 3.09      Taxes............................................   39
      Section 3.10      ERISA............................................   39
      Section 3.11      Disclosure.......................................   40

ARTICLE IV CONDITIONS....................................................   40

      Section 4.01      Effective Date...................................   40
      Section 4.02      Each Credit Event................................   41

                                       i

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                                                               December 16, 2003


ARTICLE V AFFIRMATIVE COVENANTS..........................................   41

      Section 5.01      Financial Statements and Other Information.......   41
      Section 5.02      Notices of Material Events.......................   43
      Section 5.03      Existence; Conduct of Business...................   43
      Section 5.04      Payment of Obligations...........................   43
      Section 5.05      Maintenance of Properties; Insurance.............   44
      Section 5.06      Books and Records; Inspection Rights.............   44
      Section 5.07      Compliance with Laws.............................   44
      Section 5.08      Use of Proceeds and Letters of Credit............   44
      Section 5.09      Operations.......................................   44

ARTICLE VI NEGATIVE COVENANTS............................................   44

      Section 6.01      Indebtedness.....................................   44
      Section 6.02      Liens............................................   45
      Section 6.03      Fundamental Changes..............................   45
      Section 6.04      Financial Covenants..............................   46
      Section 6.05      Investments, Loans, Advances, Guarantees and
                          Acquisitions...................................   46
      Section 6.06      Swap Agreements..................................   46
      Section 6.07      Transactions with Affiliates.....................   47
      Section 6.08      Restrictive Agreements...........................   47

ARTICLE VII EVENTS OF DEFAULT............................................   47


ARTICLE VIII THE ADMINISTRATIVE AGENT....................................   50

      Section 8.01      Administrative Agent.............................   50
      Section 8.02      The Co-Arrangers, Joint Bookrunners, Syndication
                          Agent and Co-Documentation Agents..............   51

ARTICLE IX MISCELLANEOUS.................................................   52

      Section 9.01      Notices..........................................   52
      Section 9.02      Waivers; Amendments..............................   53
      Section 9.03      Expenses; Indemnity; Damage Waiver...............   53
      Section 9.04      Successors and Assigns...........................   55
      Section 9.05      Survival.........................................   58
      Section 9.06      Counterparts; Integration; Effectiveness.........   58
      Section 9.07      Severability.....................................   58
      Section 9.08      Governing Law; Jurisdiction; Consent to
                          Service of Process.............................   59
      Section 9.09      WAIVER OF JURY TRIAL.............................   59
      Section 9.10      Headings.........................................   60
      Section 9.11      Confidentiality..................................   60
      Section 9.12      Interest Rate Limitation.........................   61
      Section 9.13      USA Patriot Act Notice...........................   61

Schedules:
---------

Schedule 2.01     Commitments
Schedule 2.13     Swingline Loan Rate Calculation
Schedule 3.06     Disclosed Matters
Schedule 6.02     Liens
Schedule 6.08     Existing Restrictive Agreements


                                       ii

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                                                               December 16, 2003


Exhibits:
--------

Exhibit A         Form of Assignment and Assumption
Exhibit B         Notice of Commitment Increase
Exhibit C         Form of Opinion of Borrower's Counsel
Exhibit D         Form of Subsidiary Guaranty
Exhibit E         Form of Promissory Note

                                                               December 16, 2003


     5-Year Revolving Credit Agreement dated as of December 16, 2003, among Pioneer Natural Resources Company, a Delaware corporation, as the Borrower, JPMorgan Chase Bank, as Administrative Agent, JPMorgan Chase Bank and Bank of America, N.A., as Issuing Banks, the Lenders party hereto, Wachovia Bank,
National Association, as Syndication Agent, Bank of America, N.A., Bank One, N.A., Fleet National Bank, Wells Fargo Bank, National Association, as Co-Documentation Agents, and J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, as Co-Arrangers and Joint Bookrunners.

     The parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     Section 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

     "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

     "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

     "Administrative Agent" means JPMorgan Chase Bank, in its capacity as administrative agent for the Lenders hereunder.

     "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

     "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

     "Agreement" means this 5-Year Revolving Credit Agreement, as the same may be amended, modified, restated, or replaced from time to time.

     "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

     "Applicable Percentage" means, with respect to any Lender, the percentage of the Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

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                                                               December 16, 2003


     "Applicable Margin" means, for any day, with respect to any Eurodollar Loan, or with respect to the commitment fees payable hereunder, as the case may be, the Applicable Margin per annum set forth below under the caption "Eurodollar Spread" or "Commitment Fee Rate", as the case may be, based upon the ratings by Moody's and S&P, respectively, applicable on such date to the Index
Debt:

       ======================   =======================   =====================
         Index Debt Ratings       Commitment Fee Rate       Eurodollar Spread
       ----------------------   -----------------------   ---------------------
            Category 1                  0.15 %                   0.625 %
             > or = Baa1/BBB+
       ----------------------   -----------------------   ---------------------
            Category 2                  0.20 %                   0.750 %
             Baa2/BBB
       ----------------------   -----------------------   ---------------------
            Category 3                  0.25 %                   1.000 %
             Baa3/BBB-
       ----------------------   -----------------------   ---------------------
            Category 4                  0.30 %                   1.250 %
             Ba1/BB+
       ----------------------   -----------------------   ---------------------
            Category 5                  0.40 %                   1.750 %
             < or = Ba2/BB
       ======================   =======================   =====================

     Applicable Margin for ABR Loans is zero percent (0%).

     For purposes of the foregoing, if both Moody's and S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such agencies shall be deemed to have established a rating in Category 5. If the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall fall within different Categories, the Applicable Margin shall be based on the higher of the two ratings, unless one of the two ratings is two or more Categories lower than the other, in which case the Applicable Margin shall be determined by reference to the Category next above that of the lower of the two ratings; provided, however, that if only one of Moody's or S&P shall have established a rating, then the Applicable Margin shall be determined by reference to such available rating. If the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the Borrower to the Agent and the Lenders pursuant to Section
5.01 or otherwise. Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the rating of such agency most recently in effect prior to such change or cessation.

     "Approved Fund" has the meaning assigned to such term in Section 9.04.

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                                                               December 16, 2003


     "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

     "Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

     "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

     "Borrower"  means  the  Pioneer  Natural  Resources   Company,  a  Delaware
corporation.

     "Borrowing" means Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect or Swingline Loans, as to which a single Interest Period is in effect.

     "Borrowing Request" means a request by the Borrower for a Revolving Borrowing in accordance with Section 2.04.

     "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Texas are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

     "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

     "Certifying Officer" has the meaning set forth in Section 5.01(c).

     "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower; or
(b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated.

     "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Banks (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender's or the Issuing Banks' holding companies, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

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                                                               December 16, 2003


     "CI Lender" has the meaning set forth in Section 2.02(a).

     "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans.

     "Co-Arrangers" means both J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Credit Exposure hereunder, as such commitment may be (a) increased from time to time pursuant to Section 2.02, (b) reduced from time to time pursuant to Section 2.09, or (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to
Section 9.04.  The initial  amount of each  Lender's  Commitment is set forth on
Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $700,000,000.

     "Commitment Increase" has the meaning set forth in Section 2.02(a).

     "Commitment Increase Effective Date" has the meaning set forth in Section 2.02(b).

     "Consolidated EBITDAX" means, with respect to the Borrower and its Restricted Subsidiaries, for any period, Consolidated Net Income for that period, plus (a) to the extent included in determining Consolidated Net Income for that period, (i) the aggregate amount of Consolidated Interest Expense for that period, (ii) the aggregate amount of letter of credit fees paid during that period, (iii) the aggregate amount of income tax expense for that period, (iv) non-cash extraordinary losses, (v) losses on the disposition of assets, (vi) losses or charges under Statement of Financial Accounting Standards 133 (and any statements replacing, modifying or superceding such statement) resulting from the net change in the Borrower's (or any Restricted Subsidiary's) mark-to-market portfolio of commodity price risk management activities and (vii) all amounts attributable to depreciation, depletion, amortization, and other non-cash charges and expenses for that period and (viii) exploration and abandonment expenses, minus (b) to the extent included in determining Consolidated Net Income for that period, (i) non-cash extraordinary income (ii) gains on the disposition of assets and (iii) non-cash gains under Statement of Financial Accounting Standard 133 (and any statements replacing, modifying or superceding such statement) resulting from the net change in Borrower's (or any Restricted Subsidiary's) mark-to-market portfolio of commodity price risk management activities during that period, in each case determined on a consolidated basis in accordance with GAAP and without duplication of amounts.

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                                                               December 16, 2003


     "Consolidated Interest Expense" means, with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis for any period, the sum of (i) gross interest expense (including all cash and accrued interest expense) of the Borrower and its Restricted Subsidiaries for such period on a consolidated basis in accordance with GAAP, including to the extent included in interest expense in accordance with GAAP (x) the amortization of debt discounts and (y) the portion of any payments or accruals with respect to Capital Leases allocable to interest expense and (ii) capitalized interest of the Borrower and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" means, for any period, net income of the Borrower and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

     "Consolidated Tangible Net Worth" means, at any date, (i) the Consolidated shareholders' equity of Borrower and its Restricted Subsidiaries (determined in accordance with GAAP); less (ii) the amount of Consolidated intangible assets of Borrower and its Restricted Subsidiaries, provided, that to the extent oil and gas mineral leases are classified as intangible assets under GAAP, for purposes of this definition, those assets will be treated as tangible assets; less (iii) the other comprehensive income component of consolidated shareholders' net equity of Borrower and its Restricted Subsidiaries attributable to deferred hedge gains; plus (iv) the aggregate amount of any non-cash write downs under Statements of Financial Accounting Standards Nos. 19, 109, 142, and 144, (and any statements replacing, modifying or superceding such statement), on a Consolidated basis, by Borrower and its Restricted Subsidiaries after December 31, 2002, net of associated taxes; plus (v) the other comprehensive income component of consolidated shareholders' net equity of Borrower and its Restricted Subsidiaries attributable to deferred hedge losses.

     "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

     "Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Loans and its LC Exposure and Swingline Exposure at such time.

     "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

     "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

     "dollars" or "$" refers to lawful money of the United States of America.

     "Effective  Date"  means  the date on which  the  conditions  specified  in
Section 4.01 are satisfied (or waived in accordance with Section 9.02).

     "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material.

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                                                               December 16, 2003


     "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

     "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and
Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

     "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

     "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

                                                               December 16, 2003

     "Event of Default" has the meaning set forth in Article VII.

     "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the Issuing Banks or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement whether upon execution or upon assignment (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.17(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to
Section 2.17(a).

     "Executive Officer" means any Financial Officer, executive vice president, officer ranking above an executive vice president and any officer that is the functional equivalent of the foregoing.

     "Existing Credit Agreement" means that certain Credit Agreement, dated as of May 31, 2000, among the Borrower, Bank of America, N.A., as Administrative Agent, Credit Suisse First Boston, as Documentation Agent, Chase Manhattan Bank, as Syndication Agent, and the lenders parties thereto.

     "Existing  Letters of Credit"  means the  Letters  of Credit  described  on
Schedule 1.01 that were issued by Bank of America, N.A. under the Existing Credit Agreement and that shall be transferred to and deemed issued under this Agreement, as such Letters of Credit may be renewed or amended from time to time.

     "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

     "Financial Officer" means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person. The term "Financial Officer" without reference to a Person shall mean a Financial Officer of the Borrower.

     "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

                                                               December 16, 2003


     "GAAP" means generally accepted accounting principles in the United States of America.

     "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

     "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

     "Highest Lawful Rate" means, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved charged or received on the Indebtedness under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.

     "Hydrocarbon Interests" means all rights, titles, interests and estates now owned or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee or lease interests, farm-outs, overriding royalty and royalty interests, net profit interests, oil payments, production payment interests and similar mineral interests, including any reserved or residual interest of whatever nature.

     "Hydrocarbons" means oil, gas, casinghead gas, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons, all products refined, separated, settled and dehydrated therefrom and all products refined therefrom, including, without limitation, kerosene, liquefied petroleum gas, refined lubricating oils, diesel fuel, drip gasoline, natural gasoline, helium, sulfur and all other minerals.

                                                               December 16, 2003


     "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person in respect of the deferred purchase price of property or services (other than customary payment terms taken in the ordinary course of business), (d) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed limited, however to the lesser of
(1) the amount of its liability or (2) the book value of such property, (e) all Guarantees by such Person of Indebtedness of others, (f) all Capital Lease Obligations of such Person, (g) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit, (h) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, (i) the amount of deferred revenue attributed to any forward sale of production for which such Person has received payment in advance other than on ordinary trade terms, (j) all obligations of such Person in respect of synthetic leases and (k) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

     "Indemnified Taxes" means Taxes other than Excluded Taxes.

     "Index Debt" means senior, unsecured, long-term indebtedness for borrowed money of the Borrower that is not guaranteed by any other Person except for a Subsidiary Guarantor or subject to any other credit enhancement; provided, that if the Borrower does not have any such indebtedness, Index Debt shall be the indebtedness under this Agreement.

     "Interest Election Request" means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.08.

     "Interest Payment Date" means (a) with respect to any ABR Loan, the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period and (c) with respect to any Swingline Loan, the first day of each calendar month, unless such day shall not be a Business Day, in which case the next succeeding Business Day.

     "Interest Period" means (a) with respect to any Eurodollar Revolving Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months or, with the consent of the Administrative Agent, nine or twelve months thereafter, as the Borrower may elect, and (b) with respect to any

                                                               December 16, 2003


Swingline Loan, the period commencing on the date of such Borrowing and ending on the date specified in Section 2.10(a); provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Revolving Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Revolving Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

     "Investment Grade Date" means the first date on which the Borrower's Index Debt rating is BBB- or better by S&P's or Baa3 or better by Moody's, unless one of the two ratings is two or more categories lower than the other and the category that is one above the lower rating is not BBB- or Baa3 or better.

     "Issuing Bank" means JPMorgan Chase Bank, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in
Section 2.06(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include such Affiliate with respect to Letters of Credit issued by such Affiliate. Bank of America, N.A. shall also be an Issuing Bank as to Existing Letters of Credit.

     "LC Disbursement" means a payment made by an Issuing Bank pursuant to a Letter of Credit.

     "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

     "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to Section 2.02 or pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lenders.

     "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

     "LIBO Rate" means, with respect to any Eurodollar Revolving Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar

                                                               December 16, 2003



deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

     "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, or security interest in, on or of such asset, or any other charge or encumbrance on any such asset to secure Indebtedness or liabilities, but excluding any right to netting or setoff (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

     "Loan Documents" means this Agreement and the Subsidiary Guaranties.

     "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

     "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, or financial condition of the Borrower and the Restricted Subsidiaries taken as a whole, (b) the ability of the Borrower or any Subsidiary Guarantor to perform any of its obligations under this Agreement and any other Loan Document or (c) the rights of or benefits available to the Lenders under this Agreement and any other Loan Document.

     "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $75,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

     "Maturity Date" means December 16, 2008.

     "Mid-Investment Grade Date" means the first date on which the Borrower's Index Debt rating is BBB or better by S&P's or Baa2 or better by Moody's, unless one of the two ratings is two or more categories lower than the other and the category that is one above the lower rating is not BBB or Baa2 or better.

     "Moody's" means Moody's Investors Service, Inc.

     "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                                                               December 16, 2003


     "New Funds Amount" has the meaning set forth in Section 2.02(d).

     "Notice  of  Commitment  Increase"  has the  meaning  set forth in  Section
2.02(b).

     "Obligors" means the Borrower and the Subsidiary Guarantors, each an "Obligor".

     "Oil and Gas Properties" means Hydrocarbon Interests; the properties now or hereafter pooled or unitized with Hydrocarbon Interests; all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority having jurisdiction) which may affect all or any portion of the Hydrocarbon Interests; all pipelines, gathering lines, compression facilities, tanks and processing plants; all interests held in royalty trusts whether presently existing or hereafter created;  all  Hydrocarbons  in and  under and  which  may be  produced,  saved, processed or attributable to the Hydrocarbon Interests, the lands covered thereby and all Hydrocarbons in pipelines, gathering lines, tanks and processing plants and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; all tenements, hereditaments, appurtenances and properties in any way appertaining, belonging, affixed or incidental to the Hydrocarbon Interests, and all rights, titles, interests and estates described or referred to above, including any and all real property, now owned or hereafter acquired, used or held for use in connection with the operating, working or development of any of such Hydrocarbon Interests or property and including any and all surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing; all oil, gas and mineral leasehold and fee interests, all overriding royalty interests, mineral interests, royalty interests, net profits interests, net revenue interests, oil payments, production payments, carried interests and any and all other interests in Hydrocarbons; in each case whether now owned or hereafter acquired directly or indirectly.

     "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

     "Participant" has the meaning set forth in Section 9.04.

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

     "Permitted Encumbrances" means:

          (a) Liens imposed by law for taxes, assessments, or other governmental charges or levies that are not yet delinquent or are being contested in compliance with Section 5.04;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlords, vendors, workmen, operators, and other like Liens arising in the ordinary course of business or incident to the exploration, development, operation, and maintenance of Hydrocarbons and related facilities and assets and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

                                                               December 16, 2003


          (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance, and other social security laws or regulations;

          (d) deposits to secure the performance of bids, tenders, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds, and other obligations of a like nature, in each case in the ordinary course of business;

          (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

          (f) easements, zoning restrictions, rights-of-way, servitudes, permits, conditions, exceptions, reservations, and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any Indebtedness and do not materially interfere with the ordinary conduct of business of the Borrower or any Restricted Subsidiary;

          (g) legal or equitable encumbrances deemed to exist by reason of negative pledges such as in Section 6.02 of this Agreement or the existence of any litigation or other legal proceeding and any related lis pendens filing (excluding any attachment prior to judgment, judgment lien or attachment lien in aid of execution on a judgment);

          (h) rights of a common owner of any interest in property held by Borrower or any Restricted Subsidiary as a common owner;

          (i) farmout, carried working interest, joint operating, unitization, royalty, overriding royalty, sales, and similar agreements relating to the exploration or development of, or production from, oil and gas properties incurred in the ordinary course of business,

          (j) Liens arising pursuant to Section 9.343 of the Texas Uniform Commercial Code or other similar statutory provisions of other states with respect to production purchased from others;

          (k) any  defects,   irregularities,   or  deficiencies   in  title  to
     easements, rights-of-way, or other properties which do not in the aggregate have a Material Adverse Effect;

          (l) Liens on the stock or other ownership interest of or in any Unrestricted Subsidiary, provided that there is no recourse to the Borrower or any Restricted Subsidiary other than recourse to such stock or other ownership interest and proceeds thereof;

                                                               December 16, 2003


          (m) Liens in renewal or extension of any of the foregoing permitted Liens, so long as limited to the property or assets encumbered and the amounts of indebtedness secured immediately prior to such renewal or extension is not increased; and

          (n) Liens approved in writing by or on behalf of the Required Lenders.

     "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     "Plan" means any employee  pension benefit plan (other than a Multiemployer
Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

     "Proved Reserves" means the estimated quantities of crude oil, condensate, natural gas and natural gas liquids that adequate geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from proved reservoirs under existing economic and operating conditions (i.e., prices and costs as of the date the estimate is made).

     "PV" means as of any December 31, the calculation of the net present value of projected future cash flows from Proved Reserves (using an 8.75% discount rate and the Administrative Agent's customary price deck as of such date) based upon the most recently delivered Reserve Report. For purposes of calculating the PV, a maximum of 35% of the PV value will be included from Proved Reserves that are not proved developed producing reserves. PV as of any date other than December 31 shall mean the PV as of the most recent December 31.

     "Reducing Percentage Lender" has the meaning set forth in Section 2.02(d).

     "Reduction Amount" has the meaning set forth in Section 2.02(d).

     "Register" has the meaning set forth in Section 9.04.

     "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

     "Required Lenders" means, at any time, Lenders having Credit Exposures and unused Commitments representing greater than 50% of the sum of the total Credit Exposures and unused Commitments at such time.

                                                               December 16, 2003


     "Reserve Report" means a report prepared as of December 31 of each year by the Borrower with respect to the Oil and Gas Properties of the Borrower and the Restricted Subsidiaries and audited at least as to 60% of the net present value of all such Proved Reserves by Gaffney, Cline & Associates, Ryder Scott Company, Netherland, Sewell & Associates, Inc. or another independent engineering firm selected by the Borrower and reasonably acceptable to the Administrative Agent, provided that as to such Proved Reserves included in the Hugoton, Spraberry and West Panhandle fields, such audit need only be provided every other year. In any year that the Proved Reserves included in the Hugoton, Spraberry and West Panhandle fields are not audited, the audit commissioned by the Borrower shall be as to 60% of the net present value of all Proved Reserves other than such excluded fields.

     "Restricted Subsidiaries" means all Subsidiary Guarantors and, without duplication, all Subsidiaries of the Borrower that are not Unrestricted Subsidiaries.

     "Revolving Loan" means a Loan made pursuant to Section 2.03.

     "S&P" means Standard & Poor's.

     "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent and one or more subsidiaries of the parent.

     "Subsidiary" means any subsidiary of the Borrower.

     "Subsidiary Guarantor" means Pioneer Natural Resources USA, Inc. and any other Subsidiary that is required to execute and deliver a Subsidiary Guaranty.

     "Subsidiary Guaranty" means a Subsidiary Guaranty substantially in the form of Exhibit D executed by a Subsidiary.

                                                               December 16, 2003


     "Swap Agreement" means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

     "Swingline Commitment" means, with respect to each Swingline Lender, the commitment of such Swingline Lender to make Swingline Loans. The amount of each Swingline Commitment for each Swingline Lender is $40,000,000 and the total Swingline Commitment is $80,000,000.

     "Swingline Exposure" means at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

     "Swingline Lenders" means JPMorgan Chase Bank and Wachovia Bank, National Association.

     "Swingline Loan" means a Loan made pursuant to Section 2.05.

     "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

     "Total Cap" means, as of any date of determination, the sum of Total Debt plus Consolidated Tangible Net Worth of the Borrower and the Restricted Subsidiaries.

     "Total Debt" means as of any date of determination, all Indebtedness (without duplication) of the Borrower and the Restricted Subsidiaries on a consolidated basis (including any Indebtedness proposed to be incurred on such date of determination and excluding all Indebtedness to be paid on such date of determination with the proceeds thereof and excluding any Indebtedness described in clause (g) of the definition of Indebtedness herein).

     "Transactions" means the execution, delivery and performance by the Borrower of this Agreement, the borrowing of Loans, the use of the proceeds thereof, and the issuance of Letters of Credit hereunder and the guarantee by the Subsidiary Guarantors of the obligations of the Borrower under this Agreement.

     "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

     "Unrestricted Subsidiary" means:

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                                                               December 16, 2003


          (1) any Subsidiary of the Borrower that at the time of determination shall be designated an Unrestricted Subsidiary by a Financial Officer of the Borrower in the manner provided below; and

          (2) any Subsidiary of an Unrestricted Subsidiary. A Financial Officer may designate any Subsidiary of the Borrower (including any newly acquired or newly formed Subsidiary of the Borrower and a Restricted Subsidiary but excluding any Subsidiary Guarantor) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Borrower or any other Subsidiary of the Borrower that is not a Subsidiary of the Subsidiary to be so designated. A Financial Officer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that (i) giving effect to such designation shall not result in the occurrence and continuance of a Default and
(ii) any Indebtedness of such Subsidiary shall not be secured by Liens at the time of such designation except for Liens permitted by Section 6.02. Any such designation by a Financial Officer shall be evidenced to the Administrative Agent by promptly filing with the Administrative Agent a copy of the resolution of a Financial Officer giving effect to such designation and an Officers'
Certificate certifying that such designation complied with the foregoing provisions.

     "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     Section 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

     Section 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                                       17

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                                                               December 16, 2003


     Section 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP (including but not limited to any Statement of Financial Accounting Standards) or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II
                                   THE CREDITS

     Section 2.01 Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans in dollars to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender's Credit Exposure exceeding such Lender's Commitment or (ii) the sum of the total Credit Exposures exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

     Section 2.02     Commitment Increase.

          (a) Subject to the terms and conditions set forth herein, the Borrower shall have the right, without the consent of the Lenders but with the prior approval of the Administrative Agent, to cause from time to time an increase in the Commitments of the Lenders (a "Commitment Increase") by adding to this Agreement one or more additional financial institutions that is not already a Lender hereunder and that is reasonably satisfactory to the Administrative Agent (each a "CI Lender") or by allowing one or more existing Lenders to increase their respective Commitments; provided, however that (i) no Event of Default shall have occurred which is continuing, no such Commitment Increase shall cause the Commitments under this Agreement to exceed $1,000,000,000, (iii) no Lender's Commitment shall be increased without such Lender's prior written consent and
(iv) if, on the effective date of such increase, any Loans have been funded, then the Borrower shall be obligated to pay any breakage fees or costs in connection with the reallocation of such outstanding Loans.

          (b) Any Commitment Increase shall be requested by written notice from the Borrower to the Administrative Agent (a "Notice of Commitment Increase") in the form of Exhibit B attached hereto and shall be approved by the Administrative Agent, such consent to not be unreasonably withheld. Each such Notice of Commitment Increase shall specify (i) the proposed effective date of such Commitment Increase, which date shall be no earlier than five (5) Business

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                                                               December 16, 2003


Days after receipt by the Administrative Agent of such Notice of Commitment Increase, (ii) the amount of the requested Commitment Increase (provided that after giving effect to such requested Commitment Increase, the aggregate amount of the Commitments does not exceed the amount set forth in subsection (a)(ii) above), (iii) the identity of each CI Lender or Lender that has agreed in writing to increase its Commitment hereunder, and (iv) the amount of the respective Commitments of the then existing Lenders and the CI Lenders from and after the Commitment Increase Effective Date (as defined below). The Administrative Agent shall review each Notice of Commitment Increase and shall notify the Borrower whether or not the Administrative Agent consents to the proposed Commitment Increase. If the Administrative Agent consents to such Commitment Increase (such consent not to be unreasonably withheld), the Administrative Agent shall execute a counterpart of the Notice of Commitment Increase and such Commitment Increase shall be effective on the proposed effective date set forth in the Notice of Commitment Increase (if the Administrative Agent consented to such Commitment Increase prior to such proposed date) or on another date agreed to by the Administrative Agent and the Borrower (such date referred to as the "Commitment Increase Effective Date").

          (c) On each Commitment Increase Effective Date, to the extent that there are Loans outstanding as of such date, (i) each CI Lender shall, by wire transfer of immediately available funds, deliver to the Administrative Agent such CI Lender's New Funds Amount, which amount, for each such CI Lender, shall constitute Loans made by such CI Lender to the Borrower pursuant to this Agreement on such Commitment Increase Effective Date, (ii) the Administrative Agent shall, by wire transfer of immediately available funds, pay to each then Reducing Percentage Lender its Reduction Amount, which amount, for each such Reducing Percentage Lender, shall constitute a prepayment by the Borrower pursuant to Section 2.11, ratably in accordance with the respective principal amounts thereof, of the principal amounts of all then outstanding Loans of such Reducing Percentage Lender, and (iii) the Borrower shall be responsible to pay to each Lender any breakage fees or costs in connection with the reallocation of any outstanding Loans.

          (d) For purposes of this Section 2.02 and Exhibit B, the following defined terms shall have the following meanings: (i) "New Funds Amount" means the amount equal to the product of a Lender's increased Commitment or a CI Lender's Commitment (as applicable) represented as a percentage of the aggregate Commitments after giving effect to the Commitment Increase, times the aggregate principal amount of the outstanding Loans immediately prior to giving effect to the Commitment Increase, if any, as of a Commitment Increase Effective Date (without regard to any increase in the aggregate principal amount of Loans as a result of borrowings made after giving effect to the Commitment Increase on such Commitment Increase Effective Date); (ii) "Reducing Percentage Lender" means each then existing Lender immediately prior to giving effect to the Commitment Increase that does not increase its respective Commitment as a result of the Commitment Increase and whose relative percentage of the Commitments shall be reduced after giving effect to such Commitment Increase; and (iii) "Reduction Amount" means the amount by which a Reducing Percentage Lender's outstanding Loans decrease as of a Commitment Increase Effective Date (without regard to the effect of any borrowings made on such Commitment Increase Effective Date after giving effect to the Commitment Increase).

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

                                                               December 16, 2003


          (e) Each Commitment Increase shall become effective on its Commitment Increase Effective Date and upon such effectiveness (i) the Administrative Agent shall record in the register each then CI Lender's information as provided in the Notice of Commitment Increase and pursuant to an Administrative Questionnaire satisfactory to the Administrative Agent that shall be executed and delivered by each CI Lender to the Administrative Agent on or before the Commitment Increase Effective Date, (ii) Schedule 2.01 hereof shall be amended and restated to set forth all Lenders (including any CI Lenders) that will be Lenders hereunder after giving effect to such Commitment Increase (which shall be set forth in Annex I to the applicable Notice of Commitment Increase) and the Administrative Agent shall distribute to each Lender (including each CI Lender) a copy of such amended and restated Schedule 2.01, and (iii) each CI Lender identified on the Notice of Commitment Increase for such Commitment Increase shall be a "Lender" for all purposes under this Agreement.

     Section 2.03     Revolving Loans and Borrowings.

     (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

     (b) Subject to Section 2.14, each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option (but subject to Section 2.19) may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

     (c) At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 10 Eurodollar Revolving Borrowings outstanding.

     (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Revolving Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

     Section 2.04 Requests for Revolving Borrowings. To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing and (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, on the same Business Day of the proposed Borrowing; provided that any such notice of an ABR Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 12:00 noon, New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

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

                                                               December 16, 2003


          (i) the aggregate amount of the requested Borrowing;

          (ii) the date of such Borrowing, which shall be a Business Day;

          (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

          (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

          (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the Type of Revolving Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

     Section 2.05     Swingline Loans.

     (a) Subject to the terms and conditions set forth herein, the Swingline Lenders agree to make Swingline Loans in dollars to the Borrower from time to time during the Availability Period ratably in accordance with its respective Swingline Commitment, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding for the Swingline Lender $40,000,000 or for both Swingline Lenders $80,000,000 or (ii) the total Credit Exposures exceeding the total Commitments; provided that the Swingline Lenders shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans. The failure of any Swingline Lender to make any Swingline Loan required to be made by it shall not relieve any other Swingline Lender of its obligations hereunder; provided that the Swingline Commitments of the Swingline Lenders are several and no Swingline Lender shall be responsible for any other Swingline Lender's failure to make Loans as required. Each Swingline Loan shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided, that a Swingline Loan may be in an aggregate amount that is equal to the entire available balance of the total Swingline Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(c).

                                                               December 16, 2003


     (b)  To  request  a  Swingline   Loan,   the  Borrower   shall  notify  the
Administrative Agent of such request by telephone (confirmed by telecopy), not later than 1:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise each Swingline Lender of any such notice received from the Borrower. Each Swingline Lender shall make its pro rata share of each Swingline Loan available to the Administrative Agent who will in turn make such amount received available to the Borrower by means of a credit to the general deposit account of the Borrower with the Administrative Agent (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

     (c) The Swingline Lenders may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of each Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this Section 2.05(c) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this Section 2.05(c) by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section
2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lenders the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this Section 2.05(c), and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lenders. Any amounts received by a Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this Section 2.05(c) and to such Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to such Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this Section 2.05(c) shall not relieve the Borrower of any default in the payment thereof.

                                                               December 16, 2003


     Section 2.06     Letters of Credit.

     (a) General. The Borrower, the Administrative Agent, Bank of America, N.A., as the Issuing Bank, and Lenders hereby agree that all Existing Letters of Credit shall be deemed to be issued under this Agreement as of the Effective Date and shall constitute Letters of Credit hereunder for all purposes (except that the Issuing Bank's standard issuance fee shall not be payable on such deemed issuance). Except as provided in Section 2.06(i), Bank of America, N.A. shall only serve as Issuing Bank for the Existing Letters of Credit, and JPMorgan Chase shall serve as Issuing Bank for all other Letters of Credit. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of standby Letters of Credit, in dollars and in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the applicable Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

     (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Condition. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by an Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank's standard form in connection with any request for a Letter of Credit; provided that no provision in such application shall be deemed effective to the extent such provision contains, provides for, or requires, representations, warranties, covenants, security interests, Liens, indemnities, reimbursements of costs or expenses, events of defaults, remedies, or standards of care or to the extent such provision conflicts or is inconsistent with this Agreement. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $100,000,000 and (ii) the total Credit Exposures shall not exceed the total Commitments.

     (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date.

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                                                               December 16, 2003


     (d) Participation. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Banks or the Lenders, the Issuing Banks hereby grant to each Lender, and each Lender hereby acquires from the Issuing Banks, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Banks, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Banks and not reimbursed by the Borrower on the date due as provided in paragraph (e) below below, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

     (e) Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 1:00 p.m., New York City time, on the date that such LC
Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is not less than $5,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with
Section 2.04 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as its interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

                                                               December 16, 2003


     (f) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, or (iii) any other event or circumstance whatsoever (other than failure to comply with the terms of such Letter of Credit), whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Banks, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Banks; provided that the foregoing shall not be construed to excuse the Issuing Banks from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Banks' failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Banks (as finally determined by a court of competent jurisdiction), the Issuing Banks shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Banks may, in their sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

     (g) Disbursement Procedures. The Issuing Banks shall, promptly following receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Banks shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Banks have made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Banks and the Lenders with respect to any such LC Disbursement.

     (h) Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the

                                                               December 16, 2003


Borrower fails to reimburse such LC Disbursement  when due pursuant to paragraph
(e) above, then Section 2.13(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

     (i) Replacement of the Issuing Banks. An Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

     (j) Cash Collateralization. If the Loans have become immediately due and payable pursuant to Article VII, on the Business Day following the Business Day that the Borrower receives notice from the Administrative Agent (at the direction of Required Lenders) or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest on LC Disbursements comprising such LC Exposure. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account (which shall be invested in obligations of, obligations guaranteed by, or obligations backed by the full faith and credit of, the United States of America, certificates of deposit of Administrative Agent or commercial paper having the highest rating from S&P or Moody's, in each case maturing in less than 180 days). Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse an Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement.

     Section 2.07     Funding of Borrowings.

     (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00

                                                               December 16, 2003


pm, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.05. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

     (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at
(i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to the applicable Borrowing. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

     Section 2.08     Interest Elections.

     (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

     (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.04 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

                                                               December 16, 2003


     (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

          (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

          (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

          (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

          (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

     (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

     (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

     Section 2.09     Termination and Reduction of Commitments.

     (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

     (b) The Borrower may at any time terminate, or from time to time, reduce the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the Credit Exposure would exceed the Commitments.

                                                               December 16, 2003


     (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Applicable Percentage.

     Section 2.10     Repayment of Loans; Evidence of Debt.

     (a) The Borrower hereby unconditionally promises to pay, (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date and (ii) with respect to Swingline Loans made to it, to the Administrative Agent for the account of each Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the Swingline Due Date. "Swingline Due Date" means for each Swingline Loan, the next Business Day from the date the Swingline Loan has been disbursed. On each date that a Revolving Borrowing is made, the Borrower shall repay the amount of any outstanding Swingline Loans that exceeds $20,000,000.

     (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

     (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

     (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

     (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and substantially in the form attached hereto as Exhibit E. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

                                                               December 16, 2003


     Section 2.11     Prepayment of Loans.

     (a) Subject to any breakage funding costs payable pursuant to Section 2.16, the Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part without premium or penalty, provided that each prepayment is in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000, or if such amount is lesser, the outstanding amount of the Borrowing, and made subject to prior notice in accordance with paragraph (b) of this Section.

     (b) The  Borrower  shall  notify  the  Administrative  Agent  by  telephone
(confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Revolving Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 12:00 noon, New York City time, on the date of prepayment, or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by
Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in
Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

     Section 2.12     Fees.

     (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Margin for commitment fees on the daily amount of the unused Commitment of such Lender without giving effect to such Lender's Swingline Exposures during the period from and including the date hereof to but excluding the date on which such Commitment terminates. Accrued Commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof. All Commitment fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

     (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Margin used to determine the interest rate applicable to Eurodollar Revolving Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and

                                                               December 16, 2003


including the Effective Date to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate. All participation fees and fronting fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

     (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon in writing between the Borrower and the Administrative Agent.

     (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

     Section 2.13     Interest.

     (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin, but not to exceed the Highest Lawful Rate.

     (b) The Loans comprising each Eurodollar Revolving Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin, but not to exceed the Highest Lawful Rate.

     (c) When the Borrower requests a Swingline Loan, such Loan shall bear interest from the date it is disbursed at a rate to be established as provided on Schedule 2.13.

     (d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section, but not to exceed the Highest Lawful Rate.

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                                                               December 16, 2003


     (e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

     (f) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent and such determination shall be conclusive absent manifest error.

     Section 2.14 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing (including any Swingline Loan):

     (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

     (b) the Administrative Agent is advised by the Required Lenders (or in the case of a Swingline Loan, the Swingline Lenders) that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Swingline Lender) of making or maintaining their Loans (or its Swingline Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing and (iii) any request by the Borrower for a Swingline Loan shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowing, then the other Type of Borrowing shall be permitted.

     Section 2.15     Increased Costs.

     (a) If any Change in Law shall:

          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Banks ; or

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                                                               December 16, 2003


          (ii) impose on any Lender or the Issuing Banks or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein; (excluding, in each case, Taxes, as to which Section 2.17 shall govern) and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Banks of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Banks hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Banks , as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Banks , as the case may be, for such additional costs incurred or reduction suffered.

     (b) If any Lender or an Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

     (c) A certificate of a Lender or the Issuing Bank setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower. The Borrower shall pay to the Administrative Agent for the account of such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

     (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

     Section 2.16 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or

                                                               December 16, 2003

prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section in reasonable detail shall be delivered to the Borrower. The Borrower shall pay to the Administrative Agent for the account of such Lender the amount shown as due on any such certificate within 10 days after receipt thereto.

     Section 2.17     Taxes.

     (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender, or Issuing Banks (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and
(iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

     (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

     (c) The Borrower shall indemnify the Administrative Agent, each Lender, and the Issuing Banks within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender, or the Issuing Banks , as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability in reasonable detail shall be delivered to the Borrower by a Lender or the Issuing Banks , or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Banks.

                                                               December 16, 2003


     (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

     (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

     (f) Upon the Borrower's written request, the Administrative Agent and each Lender shall use reasonable efforts to make any filings necessary to obtain any refund, deduction or credit of any Taxes or Other Taxes as to which the Borrower has indemnified it or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.17. If the Administrative Agent or a Lender receives any material refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person or to attempt to take any position to obtain a refund, deduction, or credit, which attempt would be inconsistent with any reporting position otherwise taken by the Administrative Agent or such Lender on its applicable tax returns.

     Section 2.18     Payments Generally; Pro Rata Treatment; Sharing of
                      Set-offs.

     (a)  The  Borrower  shall  make  each  payment  required  to be  made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments

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

                                                               December 16, 2003


shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to the Issuing Banks or Swingline Lender as expressly provided herein and except that payments pursuant to Section 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding
Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

     (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied
(i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

     (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

     (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if the Borrower has

                                                               December 16, 2003


not in fact made such payment, then each of the Lenders or the Issuing Banks , as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Banks with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

     (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.06(d) or (e), 2.07(b) or 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

     Section 2.19     Mitigation Obligations; Replacement of Lenders..

     (a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

     (b) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Commitment is being assigned, the Issuing Bank) which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                                                               December 16, 2003


                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Lenders that:

     Section 3.01 Organization; Powers. Each of the Borrower and its Restricted Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

     Section 3.02 Authorization; Enforceability. The Transactions are within each Obligor's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement and all Subsidiary Guaranties have been duly executed and delivered by the Obligor, which is a party thereto, and constitute a legal, valid and binding obligation of such Obligor, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

     Section 3.03 Governmental Approvals; No Conflicts. The Transactions (a) do not violate the charter, by-laws or other organizational documents of the Borrower or any of its Restricted Subsidiaries or (b) except as to matters that could not reasonably be expected to result in a Material Adverse Effect, (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (ii) will not violate any applicable law or regulation or any order of any Governmental Authority, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Restricted Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Restricted Subsidiaries, and (iv) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Restricted Subsidiaries.

     Section 3.04     Financial Condition; No Material Adverse Change.

     (a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders' equity and cash flows (i) as of and for the fiscal year ended December 31, 2002, reported on by Ernst & Young LLP, independent public accountants, and as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 2003, certified by its Financial Officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

     (b) Since December 31, 2002, through and including the Effective Date, there has been no change which could reasonably be expected to have a Material Adverse Effect.

                                                               December 16, 2003


     Section 3.05 Properties. Each of the Borrower and its Restricted Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for any failure, defect or other matter that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Section 3.06     Litigation and Environmental Matters.

     (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or, as of the Effective Date, that involve this Agreement or the Transactions.

     (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or
(iv) knows of any basis for any Environmental Liability.

     Section 3.07 Compliance with Laws . Each of the Borrower and its Restricted Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

     Section 3.08 Investment and Holding Company Status. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

     Section 3.09 Taxes. Each of the Borrower and its Restricted Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes for which the Borrower or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves including, Taxes that are being contested in good faith by appropriate proceedings or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

     Section 3.10 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The Borrower and each ERISA Affiliate has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects

                                                               December 16, 2003


with the presently applicable provisions of ERISA and the Code with respect to each Plan. Neither the Borrower nor any ERISA Affiliate has (a) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (b) failed to make any contribution or payment to any Plan or Multiemployer Plan, or made any amendment to any Plan that has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code, or (c) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA that are not past due.

     Section 3.11 Disclosure. The information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished), taken as a whole, contains no material misstatement of fact nor omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

                                   ARTICLE IV
                                   CONDITIONS

     Section 4.01 Effective Date. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

     (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement)
that  such  party  has  signed  a  counterpart  of  this   Agreement.

     (b) The Administrative Agent shall have received from each Subsidiary Guarantor a Subsidiary Guaranty in substantially the form attached hereto as Exhibit D signed on behalf of such Subsidiary Guarantor.

     (c) The Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Effective
Date) of Mark Withrow, general counsel of the Borrower, and of Thompson & Knight, LLP, outside counsel for the Borrower and Subsidiary Guarantor, covering those matters described on Exhibit C. The Borrower hereby requests such counsels to deliver such opinions.

     (d) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Obligor, the authorization of the Transactions and any other legal matters relating to each Obligor, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

     (e) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a), (b) and (c) of Section 4.02.

                                                               December 16, 2003


     (f) The Administrative Agent, Lenders and Co-Arrangers shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

     (g) All commitments under the Existing Credit Agreement shall have been terminated in full and all amounts outstanding under the Existing Credit Agreement shall have been paid in full.

     The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., New York City time, on December 31, 2003 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

     Section 4.02 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Banks to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

     (a) The representations and warranties of the Borrower set forth in this Agreement and of the Subsidiary Guarantors set forth in the Subsidiary Guaranties shall be true and correct on and as of the date of such Borrowing or the date of the issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

     (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

     (c) Prior to the Mid-Investment Grade Date, there has been no change since December 31, 2002 that has resulted in a Material Adverse Effect which is continuing.

     Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a),
(b) and, prior to the Mid-Investment Grade Date, (c) of this Section.

                                   ARTICLE V
                              AFFIRMATIVE COVENANTS

     Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

     Section 5.01 Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

     (a) within 90 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting

                                                               December 16, 2003


forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing (without a "going concern" or like qualification or exception) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

     (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year prepared on a basis consistent with that used on Form 10Q as required by the Securities and Exchange Commission, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

     (c) simultaneously with the delivery of the financial statements referred to in subsections (a) or (b) of this Section 5.01, a copy of the certification signed by the principal executive officer and the principal financial officer of the Borrower (each, a "Certifying Officer") as required by Rule 13A-14 under the Securities Exchange Act of 1934 and a copy of the internal controls disclosure statement by such Certifying Officers as required by Rule 13A-15 under the Securities Exchange Act of 1934 and Final Rules Release No. 33-8238 of the United States Securities and Exchange Commission, each as included in the Borrower's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, for the applicable fiscal period;

     (d) concurrently with any delivery of financial statements under subsections (a) or (b) of this Section 5.01, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, and (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.04(a), (b) and
(c);

     (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be;

     (f) promptly after Moody's or S&P shall have announced a change in the rating established or deemed to have been established for the Index Debt, written notice of such rating change; and

                                                               December 16, 2003


     (g) prior to the Investment Grade Date and prior to April 30 of each year (commencing April 30, 2004), the Borrower shall furnish to the Administrative Agent and to each Lender a Reserve Report, which Reserve Report shall be dated as of the immediately preceding December 31 and shall set forth the Proved Reserves attributable to all or substantially all of the Oil and Gas Properties then owned by the Borrower and its Restricted Subsidiaries and the PV attributable thereto as contemplated in the definition of Reserve Report;

     (h) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

     Section 5.02 Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

     (a) the occurrence of any Default;

     (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect if adversely determined;

     (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $25,000,000; and

     (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

     Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

     Section 5.03 Existence; Conduct of Business. The Borrower will, and will cause each of its Restricted Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business except for any failure to maintain, preserve or qualify that could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit (i) any merger, consolidation, liquidation or dissolution permitted under Section 6.03 or (ii) a termination of such existence, good standing, rights licenses, permits, privileges and franchises of any Restricted Subsidiary if Borrower determines in good faith that such termination is in the best interest of Borrower and could not reasonably be expected to have a Material Adverse Effect.

     Section 5.04 Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, and (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP.

                                                               December 16, 2003


     Section 5.05 Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Restricted Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except for any failure that could reasonably be expected to result in a Material Adverse Effect and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

     Section 5.06 Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

     Section 5.07 Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     Section 5.08 Use of Proceeds and Letters of Credit. The proceeds of the Loans will be used to repay outstanding bank debt and for general corporate purposes. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

     Section 5.09 Operations. Borrower will, and will cause each Restricted Subsidiary to, maintain as its primary business the exploration, production and development of oil, natural gas and other liquid and gaseous Hydrocarbons and the gathering, processing, transmission and marketing of Hydrocarbons and activities related or ancillary thereto.

                                   ARTICLE VI
                               NEGATIVE COVENANTS

     Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

     Section 6.01 Indebtedness. The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist (collectively "incur") any Indebtedness if the Borrower would be in breach of any covenant set forth in Section 6.04 as a result of such incurrence.

                                                               December 16, 2003

     Section 6.02 Liens. The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

     (a) Permitted Encumbrances;

     (b) any Lien on any property or asset of the Borrower or any Restricted Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Restricted Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

     (c) any Lien on any property or asset existing prior to the acquisition thereof by the Borrower or any Subsidiary or on any property or asset of any Person that becomes a Subsidiary after the date hereof existing prior to the time such Person becomes a Restricted Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Restricted Subsidiary, and (iv) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

     (d) Liens created in connection with the acquisition, development, construction or improvement by the Borrower or any Restricted Subsidiary of fixed or capital assets; provided that (i) such Liens secure Indebtedness permitted by Section 6.01 and all Indebtedness secured by Liens permitted by this clause does not exceed $100,000,000 in the aggregate outstanding at any time, (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such development, construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, developing, constructing or improving such fixed or capital assets and (iv) such Liens shall not apply to any property or assets of the Borrower or any Restricted Subsidiary other than such fixed or capital assets so acquired, developed, constructed or improved and other fixed or capital assets that are developed or improved thereby or otherwise reasonably related thereto (in the good faith determination of the Borrower) and working capital assets related thereto (including but not limited to revenue from, and insurance, condemnation, sale and other proceeds of, any such fixed or capital assets); and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof.

     (e) Liens securing obligations owing under this Agreement; and

     (f) Liens on deposits pursuant to any Swap Agreement entered into by the Borrower or any Restricted Subsidiary in the ordinary course of its business, not to exceed $100,000,000 in the aggregate amount outstanding at any time.

     Section 6.03     Fundamental Changes.

     (a) The Borrower will not, and will not permit any Subsidiary Guarantors to, merge into or consolidate with any other Person, or permit any other Person

                                                               December 16, 2003

to merge into or consolidate with it or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (i) any Subsidiary Guarantors may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Person may merge into any Subsidiary Guarantors in a transaction in which the surviving entity is a wholly-owned Subsidiary Guarantor, (iii) any Person may merge into the Borrower in a transaction in which the surviving entity is the Borrower and (iv) any Subsidiary Guarantors may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders.

     (b) The Borrower will not sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the stock of the Subsidiary Guarantors (in each case, whether now owned or hereafter acquired) other than to another Subsidiary Guarantor.

     Section 6.04     Financial Covenants.

     (a) Prior to the Investment Grade Date, the Borrower will not permit, at any time, the ratio of the PV to Total Debt to be less than 1.25 to 1.0.

     (b) The Borrower shall not permit, at any time, the ratio of Total Debt to Total Cap to be greater than 0.60 to 1.0.

     (c) The Borrower will not permit, as of the end of any fiscal quarter, the ratio of the Borrower's Consolidated EBITDAX to its Consolidated Interest Expense for the four fiscal quarters ending on such date to be less than 3.5 to 1.0.

     Section 6.05 Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, and will not permit any of its Restricted Subsidiaries to make any loans or advances to, Guarantee any obligations of, or make any investment or any other interest in, any Unrestricted Subsidiaries except that the Borrower or any Restricted Subsidiaries may make loans or advances to, or investments or other interests in Unrestricted Subsidiaries if at the time of the making of such loan, advance, investment or other interest the aggregate book value of assets (plus the aggregate amount of any non-cash write downs therein under Statements of Financial Accounting Standard Nos. 19, 109, 142 and 144 (and any statements replacing, modifying, or superceding any such Statement) after December 31, 2002, net of associate taxes) of the Borrower and its Restricted Subsidiaries on a consolidated basis (excluding investments in Unrestricted Subsidiaries) exceeds $2,750,000,000.

     (b) No Subsidiary shall Guarantee any Indebtedness included in the definition of Total Debt unless it shall have previously or concurrently therewith executed and delivered a Subsidiary Guaranty to the Administrative Agent together with the items in Sections 4.01(c) and (d) as to such Subsidiary Guarantor and the Subsidiary Guaranty.

     Section 6.06 Swap Agreements. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into any Swap Agreement, except (a)

                                                               December 16, 2003


Swap Agreements entered into to hedge or mitigate risks to which the Borrower or any Restricted Subsidiary has actual or projected exposure (other than those in respect of Equity Interests of the Borrower or any of its Subsidiaries), (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Restricted Subsidiary and (c) other Swap
Agreements permitted under the risk management policies approved by the Borrower's Board of Directors from time to time and not subjecting the Borrower and its Restricted Subsidiaries to material speculative risks.

     Section 6.07 Transactions with Affiliates. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transfers on fair and reasonable terms, and (b) transactions between or among the Borrower and its wholly-owned Restricted Subsidiaries not involving any other Affiliate.

     Section 6.08 Restrictive Agreements. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Restricted Subsidiary or to Guarantee Indebtedness of the Borrower or any other Restricted Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.08 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition) and (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder.

                                  ARTICLE VII
                                EVENTS OF DEFAULT

     If any of the following events ("Events of Default") shall occur:

     (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

     (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

     (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary Guarantor in or in connection with this Agreement, any Subsidiary Guaranty or any amendment or modification hereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this

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                                                               December 16, 2003


Agreement, any Subsidiary Guaranty or any amendment or modification hereof or thereof or any waiver hereof or thereof, shall prove to have been incorrect in any material respect when made or deemed made and either (1) an Executive Officer of Borrower had actual knowledge that such representation or warranty was false or incorrect in a material respect when made or (2) if no Executive Officer had such knowledge, such representation or warranty shall continue to be false or incorrect in any material respect thirty (30) Business Days after the earlier of an Executive Officer of Borrower obtaining actual knowledge thereof or written notice thereof shall have been sent to Borrower by Administrative Agent or by any Lender;

     (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, Section 5.03(with respect to the Borrower's existence), or Section 5.08 or in ARTICLE VI;

     (e) the Borrower or any Subsidiary Guarantor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any Subsidiary Guaranty (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of thirty days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

     (f) the Borrower or any Restricted Subsidiary shall fail to make any payment of principal or interest in respect of any Material Indebtedness (other than in respect of any Swap Agreement), when and as the same shall become due and payable or any event or condition occurs that results in any Material Indebtedness (including in respect of any Swap Agreement) becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Material Indebtedness (other than in respect of any Swap Agreement) or any trustee or agent on its or their behalf to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, and such event or condition continues beyond any applicable period of grace provided therefor, provided that this clause (f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness to the extent such Indebtedness is paid when due;

     (g) any event or condition occurs of the type customarily included as an event of default under International Swap Dealers Association master agreements (with respect to which the Borrower or any Restricted Subsidiary is the defaulting party) that enables or permits the holder or holders of any Material Indebtedness under a Swap Agreement to declare an early termination date or otherwise cause such Material Indebtedness to become due prior to its scheduled maturity and such event or condition continues beyond any applicable period of grace provided therefor, except where such event or condition is being contested in good faith;

     (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Restricted Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Restricted Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

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                                                               December 16, 2003


     (i) the Borrower or any Restricted Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Restricted Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

     (j) the Borrower or any Restricted Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

     (k) one or more judgments for the payment of money in an aggregate amount in excess of $75,000,000 shall be rendered against the Borrower, any Restricted Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any material domestic assets of the Borrower or any Restricted Subsidiary to enforce any such judgment;

     (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; or

     (m) a Change in Control shall occur;

then, and in every such event (other than an event with respect to an Obligor described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to an Obligor described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

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                                                               December 16, 2003


                                  ARTICLE VIII
                            THE ADMINISTRATIVE AGENT

     Section 8.01 Administrative Agent. Each of the Lenders and the Issuing Banks hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

     The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

     The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or
(v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

     The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed

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                                                               December 16, 2003


by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

     The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

     Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks , appoint a successor Administrative Agent. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

     Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

     Section 8.02 The Co-Arrangers, Joint Bookrunners, Syndication Agent and Co-Documentation Agents The Co-Arrangers, Joint Bookrunners, Syndication Agent and Co-Documentation Agents shall have no duties, responsibilities or liabilities under this Agreement and the other Loan Documents other than their duties, responsibilities and liabilities in their capacity as Lenders (or Issuing Bank, if applicable) hereunder.

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                                                               December 16, 2003


                                   ARTICLE IX
                                 MISCELLANEOUS

     Section 9.01 Notices. Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

     (a) if to the Borrower, to 5205 North O'Connor Boulevard, Suite 900, Irving, Texas, 75039, Attention of Timothy L. Dove (Facsimile No. (972) 969-3572);

     (b) if to the Administrative Agent, to JPMorgan Chase Bank, Loan and Agency Services Group, 1111 Fannin Street, 10th Floor, Houston, Texas, 77002, Attention of Ms. Janene English (Facsimile No. (713) 427-6307), with a copy to JPMorgan Chase Bank, 600 Travis Street, 20th Floor, Houston, Texas 77002, Attention of Mr. Peter Licalzi (Facsimile No. (713) 216-4117);

     (c) if to the Issuing Banks, to JPMorgan Chase Bank at the address set forth in paragraph (b) above, to Bank of America at its address (or telecopy number) set forth below

                           Bank of America, N.A.
                           Trade Finance Service Center
                           333 S. Beaudry Avenue
                           Mail Code:  CA9-703-19-23
                           Los Angeles, California 90017-1466
                           Attn:  Thelma Chan
                           Telephone:  (213) 345-0084
                           Fax:  (213) 345-6684

     (d) if to the Swingline Lenders, to JPMorgan Chase Bank at the address set forth in paragraph (b) above, to Wachovia Bank, National Association at its address (or telecopy number) set forth in its Administrative Questionnaire.

     (e) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

     (f) Notices and communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

                                       52


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                                                               December 16, 2003

     Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto, or, in the case of any Lender, to the Administrative Agent and the Borrower. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

     Section 9.02     Waivers; Amendments.

     (a) No failure or delay by the Administrative Agent, the Issuing Banks or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Banks may have had notice or knowledge of such Default at the time.

     (b) Neither this Agreement, any provision hereof, nor any provisions of the Subsidiary Guaranties may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase or extend the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.09 or Section 2.18(b) or (c) in a manner that would alter the pro rata treatment of Lenders or pro rata sharing of payments required thereby, without the written consent of each Lender, or (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Banks or the Swingline Lenders hereunder without the prior written consent of the Administrative Agent, the Issuing Banks or the Swingline Lenders, as the case may be.

     Section 9.03     Expenses; Indemnity; Damage Waiver.

     (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Co-Arranger and their Affiliates,

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                                                               December 16, 2003


including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the Subsidiary Guaranties or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Banks in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Issuing Banks or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Banks or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the Subsidiary Guaranties, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. Attorneys' fees reimbursed by Borrower in connection with the matters under clause (iii) above shall be for a single law firm per country (unless conflicts (including conflicts between the Administrative Agent, the Co-Arrangers and the other Lenders as determined in the reasonable discretion of the Required Lenders) otherwise prohibit the engagement of a single law firm) plus a single local counsel in each jurisdiction where local counsel is reasonably required.

     (b) The Borrower shall indemnify the Administrative Agent, the Issuing Banks , each Lender and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Banks to honor or demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, willful misconduct or breach of contractual undertaking of such Indemnitee.

     (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Issuing Banks or the Swingline Lenders under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Issuing Banks or the Swingline Lenders,

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                                                               December 16, 2003


as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Banks or the Swingline Lenders in its capacity as such.

     (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

     (e) All amounts due under this Section shall be payable not later than 30 days after written demand therefor.

     Section 9.04     Successors and Assigns.

     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliates of the Issuing Banks that issue any Letters of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliates of the Issuing Banks that issue any Letters of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

             (A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee; and

             (B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of any Revolving Commitment to an assignee that is a Lender with a Revolving Commitment immediately prior to giving effect to such assignment.

                                                               December 16, 2003


         (ii) Assignments  shall  be   subject  to   the  following   additional
conditions:

             (A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

             (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Commitments or Loans;

             (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

             (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and comply with the requirements of Section 2.17(e).


     For the purposes of this Section 9.04(b), the term "Approved Fund" has the following meaning:

     "Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

         (iii) Subject to acceptance and recording thereof pursuant to paragraph
(b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

                                                               December 16, 2003


         (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, Bank of America, N.A., as Issuing Bank, and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

     (c) (i) Any Lender may, without the consent of the Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lenders, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

         (ii) A Participant shall not be entitled to receive any greater payment under Section 2.15 or Section 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the

                                                               December 16, 2003


Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.17(e) as though it were a Lender.

     (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

     Section 9.05 Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Banks or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

     Section 9.06 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in
Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

     Section 9.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or

                                                               December 16, 2003


unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

     Section 9.08    Governing Law; Jurisdiction; Consent to Service of Process.

     (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS EXCEPT TO THE EXTENT THAT UNITED STATES FEDERAL LAW PERMITS ANY LENDER TO CONTRACT FOR, CHARGE, RECEIVE, RESERVE OR TAKE INTEREST AT THE RATE ALLOWED BY THE LAWS OF THE STATE WHERE SUCH LENDER IS LOCATED. CHAPTER 346 OF THE TEXAS FINANCE CODE (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRI-PARTY ACCOUNTS) SHALL NOT APPLY TO THIS AGREEMENT.

     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS SHALL BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF TEXAS, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE A PARTY FROM OBTAINING JURISDICTION OVER ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.

     (c) EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN Section 9.01 OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO
Section 9.01 (OR ITS ASSIGNMENT AND ASSUMPTION), SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.

     Section 9.09 WAIVER OF JURY TRIAL. EACH PARTY HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER DOCUMENT RELATED TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO

                                                               December 16, 2003


CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES;
(iii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (iv) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 9.09.

     Section 9.10 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

     Section 9.11 Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants and legal counsel (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or any self-regulatory body claiming to have authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process or authority, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, or (iii) to its advisors (other than its accountants and legal counsel), (g) with the consent of the Borrower or (h) to the extent such Information becomes publicly available other than as a result of a breach of this Section. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Banks or any Lender on a nonconfidential basis prior to disclosure by the Borrower. Notwithstanding anything herein to the contrary, any party to this Agreement (and any employees, representatives and other agents of such party) may disclose to any and all persons, without limitation of any kind (a) any information with respect to the U.S. federal and state income tax treatment of the transactions contemplated herein and any facts that may be relevant to understanding such tax treatment, which facts shall not include for this purpose the names of the parties or any other person named herein, or information that would permit identification of the parties or such other persons, or any pricing terms or other nonpublic business or financial information that is unrelated to such tax treatment or facts, and (b) all materials of any kind (including opinions or other tax analyses) relating to such tax treatment or facts that are provided to any of the persons referred to above.

                                                               December 16, 2003


     Section 9.12 Interest Rate Limitation. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in the Agreement or the Subsidiary Guaranties, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under the Agreement or the Subsidiary Guaranties shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower); and (ii) in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the stated term of the Loans until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this
Section 9.12 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 9.12. To the extent that Chapter 303 of the Texas Finance Code is relevant for the purpose of determining the Highest Lawful Rate applicable to a Lender, such Lender elects to determine the applicable rate ceiling under such Chapter by the weekly ceiling from time to time in effect. Chapter 346 of the Texas Finance Code does not apply to the Borrower's obligations hereunder.

     Section 9.13 USA Patriot Act Notice. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

                                                               December 16, 2003



                        [SIGNATURE PAGES BEGIN NEXT PAGE]

                                                               December 16, 2003


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Borrower:                              PIONEER NATURAL RESOURCES
--------                               COMPANY


                                       By:     /s/ Timothy L. Dove
                                             -----------------------------
                                               Timothy L. Dove
                                               Executive Vice President and
                                               Chief Financial Officer



Administrative Agent & Lender:         JPMORGAN CHASE BANK
-----------------------------


                                       By:     /s/ Robert C. Mertensotto
                                       Name:   Robert C. Mertensotto
                                       Title:  Managing Director




Co-Arranger:                           J.P. MORGAN SECURITIES INC.
-----------


                                       By:     /s/ Tod Benton
                                       Name:   Tod Benton
                                       Title:  Managing Director




Co-Arranger:                           WACHOVIA CAPITAL MARKETS, LLC
-----------



                                       By:     /s/ David Humphreys
                                             -----------------------------
                                       Name:   David Humphreys
                                       Title:  Vice President




                                  Signature Page

                                                               December 16, 2003


Syndication Agent & Lender:            WACHOVIA BANK, NATIONAL
--------------------------             ASSOCIATION



                                       By:     /s/ David Humphreys
                                             -----------------------------
                                       Name:   David Humphreys
                                       Title:  Vice President




Documentation Agent & Lender:          BANK OF AMERICA, N.A.
----------------------------


                                       By:     /s/ Ronald E. McKaig
                                             -----------------------------
                                       Name:   Ronald E. McKaig
                                             -----------------------------
                                       Title:  Managing Director
                                             -----------------------------



Documentation Agent & Lender:          BANK ONE, N.A.
----------------------------           (MAIN OFFICE CHICAGO)


                                       By:     /s/ J. Scott Fowler
                                             -----------------------------
                                               J. Scott Fowler
                                               Director, Capital Markets





Documentation Agent & Lender:          FLEET NATIONAL BANK
----------------------------


                                       By:     /s/ Jeffrey H. Rathkamp
                                             -----------------------------
                                       Name:   Jeffrey H. Rathkamp
                                             -----------------------------
                                       Title:  Director
                                             -----------------------------



                                  Signature Page

                                                               December 16, 2003


Documentation Agent & Lender:          WELLS FARGO BANK, NATIONAL
----------------------------           ASSOCIATION



                                       By:     /s/ David C. Brooks
                                             -----------------------------
                                       Name:   David C. Brooks
                                             -----------------------------
                                       Title:  Vice President
                                             -----------------------------




Lenders:                               ABN AMRO
-------


                                       By:     /s/ Frank Russo
                                             -----------------------------
                                       Name:   Frank Russo
                                       Title:  Vice President



                                       By:     /s/ John Reed
                                             -----------------------------
                                       Name:   John Reed
                                       Title:  Vice President




                                       CITIBANK, N.A.



                                       By:     /s/Joronne Jeter
                                             -----------------------------
                                       Name:   Joronne Jeter
                                             -----------------------------
                                       Title:  Attorney-In-Fact
                                             -----------------------------


                                  Signature Page

                                                               December 16, 2003


                                       CREDIT AGRICOLE INDOSUEZ



                                       By:     /s/ Thomas P. Gillis
                                             -----------------------------
                                       Name:   Thomas P. Gillis
                                             -----------------------------
                                       Title:  Senior Vice President
                                               Head of Banking Division
                                               General Manager, Chicago Branch
                                             -----------------------------



                                       By:     /s/ Gerard M. Russell
                                             -----------------------------
                                       Name:   Gerard M. Russell
                                             -----------------------------
                                       Title:  Vice President, Manager
                                             -----------------------------



                                       CREDIT SUISSE FIRST BOSTON,
                                       acting through its Cayman Islands Branch



                                       By:     /s/ James P. Moran
                                             -----------------------------
                                       Name:   James P. Moran
                                             -----------------------------
                                       Title:  Director
                                             -----------------------------



                                       By:     /s/ Denise L. Alvarez
                                             -----------------------------
                                       Name:   Denise L. Alvarez
                                             -----------------------------
                                       Title:  Associate
                                             -----------------------------



                                  Signature Page

                                                               December 16, 2003



                                       DEUTSCHE BANK AG NEW YORK BRANCH



                                       By:     /s/ Joel Makowsky
                                             -----------------------------
                                       Name:   Joel Makowsky
                                       Title:  Director



                                       By:     /s/ Oliver Riedinger
                                             -----------------------------
                                       Name:   Oliver Riedinger
                                       Title:  Vice President




                                       THE BANK OF NOVA SCOTIA



                                       By:     /s/ William E. Zarrett
                                             -----------------------------
                                       Name:   William E. Zarrett
                                       Title:  Managing Director



                                       SCOTIABANC INC.



                                       By:     /s/ William E. Zarrett
                                             -----------------------------
                                       Name:   William E. Zarrett
                                       Title:  Managing Director



                                  Signature Page

                                                               December 16, 2003


                                       SUNTRUST BANK



                                       By:     /s/ James M. Warren
                                             -----------------------------
                                       Name:   James M. Warren
                                       Title:  Director




                                       UNION BANK OF CALIFORNIA, N.A.



                                       By:     /s/ Sean Murphy
                                             -----------------------------
                                       Name:   Sean Murphy
                                             -----------------------------
                                       Title:  Vice President
                                             -----------------------------




                                       BARCLAYS BANK PLC



                                       By:     /s/ Nicholas A. Bell
                                             -----------------------------
                                       Name:   Nicholas A. Bell
                                       Title:  Director




                                       BNP PARIBAS



                                       By:     /s/ David Dodd
                                             -----------------------------
                                       Name:   David Dodd
                                             -----------------------------
                                       Title:  Director
                                             -----------------------------



                                       By:     /s/ Betsy Jocher
                                             -----------------------------
                                       Name:   Betsy Jocher
                                             -----------------------------
                                       Title:  Vice President
                                             -----------------------------


                                  Signature Page

                                                               December 16, 2003



                                       THE BANK OF NEW YORK



                                       By:     /s/ Craig J. Anderson
                                             -----------------------------
                                       Name:   Craig J. Anderson
                                             -----------------------------
                                       Title:  Vice President
                                             -----------------------------





                                       DEN NORSKE BANK ASA



                                       By:     /s/ Peter M. Dodge
                                             -----------------------------
                                       Name:   Peter M. Dodge
                                             -----------------------------
                                       Title:  First Vice President
                                             -----------------------------


                                               /s/ Nils Fykse
                                               Nils Fykse
                                               Senior Vice President




                                       MIZUHO CORPORATE BANK, LTD.



                                       By:     /s/ Akihiko Mabuchi
                                             -----------------------------
                                       Name:   Akihiko Mabuchi
                                       Title:  Senior Vice President



                                  Signature Page

                                                               December 16, 2003


                                       U.S. BANK NATIONAL ASSOCIATION



                                       By:     /s/ Mark E. Thompson
                                             -----------------------------
                                       Name:   Mark E. Thompson
                                             -----------------------------
                                       Title:  Vice President
                                             -----------------------------





                                       WASHINGTON MUTUAL BANK, F.A.



                                       By:     /s/ Mark Isensee
                                             -----------------------------
                                       Name:   Mark Isensee
                                             -----------------------------
                                       Title:  Vice President
                                             -----------------------------





                                       AUSTRALIA AND NEW ZEALAND
                                       BANKING GROUP LIMITED


                                       By:     /s/ R. Scott McInnis
                                             -----------------------------
                                       Name:   R. Scott McInnis
                                       Title:  Country Head - USA



                                  Signature Page

                                                               December 16, 2003


                                       BMO NESBITT BURNS FINANCING, INC.



                                       By:     /s/ James V. Ducote
                                             -----------------------------
                                       Name:   James V. Ducote
                                             -----------------------------
                                       Title:  Vice President
                                             -----------------------------





                                       KBC BANK N.V.



                                       By:     /s/ Robert Snauffer
                                             -----------------------------
                                       Name:   Robert Snauffer
                                             -----------------------------
                                       Title:  First Vice President
                                             -----------------------------



                                       By:     /s/ William Cavanaugh
                                             -----------------------------
                                       Name:   William Cavanaugh
                                             -----------------------------
                                       Title:  Vice President
                                             -----------------------------





                                       TORONTO DOMINION (TEXAS), INC.



                                       By:     /s/ Mark A. Baird
                                             -----------------------------
                                       Name:   Mark A. Baird
                                             -----------------------------
                                       Title:  Vice President
                                             -----------------------------



                                  Signature Page

                                                               December 16, 2003


                                       UFJ BANK LIMITED



                                       By:     /s/ Clyde L. Redford
                                             -----------------------------
                                       Name:   Clyde L. Redford
                                       Title:  Senior Vice President





                                  Signature Page

                                                               December 16, 2003


                                  SCHEDULE 1.01

                           EXISTING LETTERS OF CREDIT
                           --------------------------


1.       Issuing Bank:           Bank of America
         Beneficiary:            Acstar Insurance Company
         Amount:                      $150,000
         Date of Issue:          9/15/94
         Expiration:             9/15/04

2.       Issuing Bank:           Bank of America
         Beneficiary:            Chevron USA Inc
         Amount:                      $7,000,000
         Date of Issue:          6/17/98
         Expiration:             6/1/04

3.       Issuing Bank:           Bank of America
         Beneficiary:            Chevron USA Inc
         Amount:                      $7,000,000
         Date of Issue:          6/17/98
         Expiration:             6/1/04

4.       Issuing Bank:           Bank of America
         Beneficiary:            Bank of Nova Scotia Trust Company of  New York
         Amount:                      $13,852,000
         Date of Issue:          5/30/00
         Expiration:             5/30/04

5.       Issuing Bank:           Bank of America
         Beneficiary:            Citibank, N.A. Gabon BP
         Amount:                      $150,000
         Date of Issue:          5/02/2002
         Expiration:             12/31/2004

6.       Issuing Bank:           Bank of America
         Beneficiary:            Alliance Canadian Marketing LP
         Amount:                      $655,000
         Date of Issue:          1/13/2003
         Expiration:             12/31/2003




                                 Schedule 1.01

                                                               December 16, 2003



                                  SCHEDULE 2.01
                                   COMMITMENTS



                    Lender                          Amount of Commitment     Percentage of Total
                                                                                 Commitments
-----------------------------------------------     --------------------     -------------------

JPMorgan Chase Bank                                     $42,500,000                 6.075%
Wachovia Bank, National Association                     $42,500,000                 6.075%
Wells Fargo Bank, National Association                  $40,000,000                 5.715%
Bank of America, N.A.                                   $40,000,000                 5.715%
Bank One, N.A. (Main Office Chicago)                    $40,000,000                 5.715%
Fleet National Bank                                     $40,000,000                 5.715%
ABN Amro                                                $30,000,000                 4.285%
Citibank, N.A.                                          $30,000,000                 4.285%
Credit Agricole Indosuez                                $30,000,000                 4.285%
Credit Suisse First Boston, acting through              $30,000,000                 4.285%
  its Cayman Islands Branch
Deutsche Bank AG New York Branch                        $30,000,000                 4.285%
The Bank of Nova Scotia                                 $15,000,000                 2.145%
Scotiabank Inc.                                         $15,000,000                 2.145%
Suntrust Bank                                           $30,000,000                 4.285%
Union Bank of California                                $30,000,000                 4.285%
Barclays Bank PLC                                       $20,000,000                 2.855%
BNP Paribas                                             $20,000,000                 2.855%
The Bank of New York                                    $20,000,000                 2.855%
Den norske Bank ASA                                     $20,000,000                 2.855%
Mizuho Corporate Bank, Ltd.                             $20,000,000                 2.855%
U.S. Bank National Association                          $20,000,000                 2.855%
Washington Mutual Bank, F.A.                            $20,000,000                 2.855%
Australia and New Zealand Banking Group Limited         $15,000,000                 2.145%
BMO Nesbitt Burns Financing, Inc.                       $15,000,000                 2.145%
KBC Bank N.V.                                           $15,000,000                 2.145%
Toronto Dominion (Texas), Inc.                          $15,000,000                 2.145%
UFJ Bank Limited                                        $15,000,000                 2.145%

                                            Total:     $700,000,000                100.00%



                                 Schedule 2.01

                                                               December 16, 2003



                                  SCHEDULE 2.13

                         SWINGLINE LOAN RATE CALCULATION

The rate of interest for a Swingline Loan shall be (a) the "ASK" rate for Federal Funds appearing on Page 5 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of the offer rates applicable to Federal Funds for a term of one Business Day) at the time reviewed by the Administrative Agent plus (b) the Applicable Margin for the Eurodollar Spread. In the event that part (a) of such rate is not available at such time for any reason, then part (a) of such rate will be the rate agreed to between the Administrative Agent and the Borrower. The Borrower understands and agrees that the rate quoted from Page 5 of the Dow Jones Market Service is a real-time rate that changes from time to time. The rate quoted by the Administrative Agent and used for the purpose of setting the interest rate for a Swingline Loan will be the rate on the screen of the Administrative Agent at the time of setting the rate and will not be an average or composite of rates for that day.




                                 Schedule 2.13

                                                               December 16, 2003


                                  SCHEDULE 3.06
                                DISCLOSED MATTERS




John Stephen Alford and Robert Larrabee, individually and on behalf of Plaintiff Class v. Mesa Inc., Hugoton Capital Limited Partnership, Mesa Operating Limited Partnership, No. 93 CV 37; 26th District Court of Stevens County, KS Civil Department.

United States of America, Federal Energy Regulatory Commission, Southern Star Central Gas Pipeline, Inc. Docket Nos. RP98-52-051, et al. and Panhandle Eastern Pipe Line Company, et al. Docket No. RP98-40 et al.




                                 Schedule 3.06

                                                               December 16, 2003



                                  SCHEDULE 6.02
                                      LIENS


                                      NONE





                                 Schedule 6.02

                                                               December 16, 2003



                                  SCHEDULE 6.08
                         EXISTING RESTRICTIVE AGREEMENTS



                                      NONE




                                 Schedule 6.08

                                    EXHIBIT A

                                     FORM OF

                            ASSIGNMENT AND ASSUMPTION


     This Assignment and Assumption (the "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

     For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.   Assignor:               ______________________________

2.   Assignee:               ______________________________
                             [and is an Affiliate/Approved Fund of [identify
                             Lender]1]

3.   Borrower(s):            ______________________________

4.   Administrative Agent:   ______________________, as the administrative agent
                             under the Credit Agreement

__________________

1  Select as applicable.



                                  EXHIBIT A-1

5.   Credit Agreement:       [The  $700,000,000  Credit  Agreement  dated  as of
                             _______________ among [name of Borrower(s)], the Lenders parties thereto, JPMorgan Chase Bank, as
                             Administrative Agent, and the other agents parties thereto]





                                  EXHIBIT A-2

6. Assigned Interest:

---------------------  ---------------------  -----------------  ----------------------
Facility Assigned 2      Aggregate Amount of      Amount of      Percentage Assigned of
                       Commitment/Loans for   Commitment/Loans     Commitment/Loans 3
                             all Lenders           Assigned
---------------------  ---------------------  -----------------  ----------------------
                       $                      $                                   %
---------------------  ---------------------  -----------------  ----------------------
                       $                      $                                   %
---------------------  ---------------------  -----------------  ----------------------
                       $                      $                                   %
---------------------  ---------------------  -----------------  ----------------------

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

                                             ASSIGNOR
                                             --------

                                             [NAME OF ASSIGNOR]


                                             By:
                                                 -----------------------------
                                                 Title:


                                             ASSIGNEE
                                             --------

                                             [NAME OF ASSIGNEE]


                                             By:
                                                 -----------------------------
                                                 Title:

_________________
2 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g., "Revolving Commitment," "Tranche A. Commitment," "Tranche B Commitment," etc.)
3 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.


                                  EXHIBIT A-3

Consented to and Accepted:

JPMORGAN CHASE BANK, as
  Administrative Agent


By
   --------------------------------
  Title:


Consented to:

[NAME OF RELEVANT PARTY]


By
   --------------------------------
  Title:



                                  EXHIBIT A-4

                                                                        ANNEX 1

                             [__________________]4

                        STANDARD TERMS AND CONDITIONS FOR
                            ASSIGNMENT AND ASSUMPTION

     1. Representations and Warranties.

     1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

     1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder,
(iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section ___ thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender5, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

     2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

______________
4 Describe Credit Agreement at option of Administrative Agent.
5 The concept of "Foreign Lender" should be conformed to the section in the Credit Agreement governng withholding taxes and gross-up.



                                  EXHIBIT A-5

     3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Texas.



                                  EXHIBIT A-6

                                    EXHIBIT B

                                     FORM OF

                          NOTICE OF COMMITMENT INCREASE

                                     [Date]



JPMorgan Chase Bank,
[                  ]
Attention:  __________________

Ladies and Gentlemen:

     The undersigned, Pioneer Natural Resources Company ("PNRC"), refers to the 5-Year Revolving Credit Agreement dated as of _____________, 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement", with terms defined in the Credit Agreement and not otherwise defined herein being used herein as therein defined) among PNRC, as borrower, and JPMorgan Chase Bank, as Administrative Agent, and the Lenders party thereto. PNRC hereby notifies you, pursuant to Section 2.02 of the Credit Agreement, that PNRC hereby requests that the aggregate amount of the Commitments under the Credit Agreement be increased and the CI Lenders agree to provide Commitments under the Credit Agreement, and in that connection sets forth below the information relating to such proposed Commitment Increase as required by Section 2.02(b) of the Credit
Agreement:

     (a) the effective date of such increase of aggregate amount of the Lenders' Commitments is _______________;

     (b)  the  amount  of  the  requested   increase  of  the   Commitments   is
$__________________;

     (c) the CI Lenders that have agreed with PNRC to provide their respective Commitments, are _____________________________ [INSERT NAMES OF THE CI LENDERS]; and

     (d) set forth on Annex I attached hereto is the amount of the respective Commitments of all Reducing Percentage Lenders and all CI Lenders as of effective date of such Commitment Increase.

     Delivery of an executed counterpart of this Notice of Commitment Increase by telecopier shall be effective as delivery of an original executed counterpart of this Notice of Commitment Increase.



                                  EXHIBIT B-1

                                             Very truly yours,


                                             PIONEER NATURAL RESOURCES COMPANY



                                             By:
                                                   ----------------------------
                                             Name:
                                                   ----------------------------
                                             Title:
                                                   ----------------------------
Approved and Consented to by:

JPMORGAN CHASE BANK,
administrative agent



By:
      ------------------------------------------
Name:
      ------------------------------------------
Title:
      ------------------------------------------


                                  EXHIBIT B-2

                                     ANNEX I

                                       TO

                          NOTICE OF COMMITMENT INCREASE

                             (as of _________, 2003)



           Lender                        Amount of         Percentage of Total
                                         Commitment            Commitments
---------------------------------     ----------------     -------------------

JPMorgan Chase Bank









                          Total:      [700,000,000.00]         100.0000000%




                                  EXHIBIT B-3

                                    EXHIBIT C

                                     FORM OF

                          OPINION OF BORROWER'S COUNSEL








                                   EXHIBIT C

                                    EXHIBIT D

                                     FORM OF

                               SUBSIDIARY GUARANTY

     This SUBSIDIARY GUARANTY is dated as of [ ], 2003 made by [ ], a [ ] (the "Subsidiary Guarantor"), in favor of JPMorgan Chase Bank, as administrative agent (in such capacity, together with its successors in such capacity, the "Administrative Agent"), for the banks and other financial institutions (the "Lenders") from time to time parties to the 5-Year Revolving Credit Agreement dated as of December 16, 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Pioneer Natural Resources Company (the "Borrower"), the Administrative Agent, the Issuing Banks, the Lenders party thereto, Wachovia Bank, National Association, as Syndication Agent, Bank of America, N.A., Bank One, N.A., Fleet National Bank, Wells Fargo Bank, National Association, as Co-Documentation Agents, and J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, as Co-Arrangers and Joint Bookrunners.

                                 R E C I T A L S

     A. The Borrower has requested that the Lenders provide certain loans to and extensions of credit on behalf of the Borrower.

     B. The Lenders have agreed to make such loans and extensions of credit subject to the terms and conditions of the Credit Agreement.

     C. It is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement (or an ongoing covenant of the Borrower under the Credit Agreement) that the Subsidiary Guarantor shall have executed and delivered this Subsidiary Guaranty to the Administrative Agent for the benefit of the Lenders.

     D. NOW, THEREFORE, in consideration of the premises herein and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the
Borrower thereunder, the Subsidiary Guarantor hereby agrees with the Administrative Agent, for the benefit of the Lenders, as follows:

     Section 1. Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein have the meanings given to them in the Credit Agreement. The following terms have the following meanings:

     "Liabilities" means the collective reference to the payment and performance when due of all indebtedness, liabilities, obligations and undertakings of the Borrower (including, without limitation, all Indebtedness) of every kind or description arising out of or outstanding under, advanced or issued pursuant to, or evidenced by, the Loan Documents, including, without limitation, the unpaid principal of and interest on the Loans and the LC Exposure and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement


                                  EXHIBIT D-1
after the maturity of the Loans and LC Exposure and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Guaranteed Creditors, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, arising out of or outstanding under, advanced or issued pursuant, or evidenced by, the Loan Documents, whether on account of principal, interest, premium, reimbursement obligations, payments in respect of an early termination date, fees, indemnities, costs, expenses or otherwise (including, without limitation, all costs, fees and disbursements of counsel to the Guaranteed Creditors that are required to be paid by the Borrower pursuant to the terms of any Loan Documents).

     "Guaranteed Creditors" means the collective reference to the Administrative Agent, the Issuing Banks and the Lenders.

     Section 2. Rules of Interpretation. Section 1.03 and Section 1.04 of the Credit Agreement are hereby incorporated herein by reference and shall apply to this Agreement, mutatis mutandis.

     Section 3. Guaranty of Payments. The Subsidiary Guarantor unconditionally and irrevocably guarantees to the Guaranteed Creditors the punctual payment of the Liabilities, when the same are due and payable, whether on demand, at stated maturity, by acceleration or otherwise, and whether for principal, interest, fees, expenses, indemnification or otherwise; provided that the maximum liability of the Subsidiary Guarantor shall not exceed the amount which can be guaranteed by the Subsidiary Guarantor under applicable federal and state laws relating to the insolvency of debtors; provided, further, however, it is understood that the obligations of the Borrower to the Guaranteed Creditors may at any time and from time to time exceed the liability of the Subsidiary Guarantor hereunder without impairing this Subsidiary Guaranty and the Subsidiary Guarantor and the Guaranteed Creditors agree, as between themselves, that regardless of the manner of application of payments made by the Borrower to the Guaranteed Creditors, all such payments shall be deemed to be applied first to the portion of the obligations of the Borrower to the Guaranteed Creditors which are not guaranteed hereunder and last to the portion of such obligations which are guaranteed hereunder. This Subsidiary Guaranty is a guaranty of payment and not of collection only. The Guaranteed Creditors shall not be required to exhaust any right or remedy or take any action against the Borrower or any other person or entity or any collateral. The Subsidiary Guarantor agrees that, as between the Subsidiary Guarantor and the Guaranteed Creditors, the Liabilities may be declared to be due and payable for the purposes of this Subsidiary Guaranty notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any declaration as regards the Borrower and that in the event of a declaration or attempted declaration, the Liabilities shall immediately become due and payable by the Subsidiary Guarantor for the purposes of this Subsidiary Guaranty. No payment made by any Obligor or any other Person or received or collected by the Guaranteed Creditors from any Obligor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Liabilities shall be deemed to modify, reduce, release or otherwise affect the liability of any Subsidiary Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such


                                  EXHIBIT D-2

Subsidiary Guarantor in respect of the Liabilities or any payment received or collected from such Subsidiary Guarantor in respect of the Liabilities), remain liable for the Liabilities up to the maximum liability of such Subsidiary Guarantor hereunder until the Liabilities are paid in full in cash, no Letter of Credit shall be outstanding and all of the Commitments are terminated.

     Section 4. Guaranty Absolute and Unconditional. The Subsidiary Guarantor guarantees that the Liabilities shall be paid strictly in accordance with the terms of the Loan Documents. The liability of the Subsidiary Guarantor under this Subsidiary Guaranty is absolute and unconditional irrespective of: (a) any change in the time, manner or place of payment of, or in any other term of, all or any of the Loan Documents or Liabilities, or any other amendment or waiver of or any consent to departure from any of the terms of any Loan Document or Liabilities, including any increase or decrease in the rate of interest thereon;
(b) any release or amendment or waiver of, or consent to departure from, any other guaranty or support document, or any exchange, release for all or any of the Loan Documents or Liabilities; (c) any present or future law, regulation or order of any jurisdiction (whether of right or in fact) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any term of any Loan Document or Liabilities; (d) without being limited by the foregoing, any lack of validity or enforceability of any Loan Document or Liabilities; (e) the insolvency, bankruptcy arrangement, reorganization, adjustment, composition, liquidation, disability, dissolution or lack of power of the Borrower , any Subsidiary Guarantor or any other Person at any time liable for the payment of all or part of the Liabilities, including any discharge of, or bar or stay against collecting, any Liability (or any part of them or interest therein) in or as a result of such proceeding; (f) any sale, lease or transfer of any or all of the assets of the Borrower or any other Subsidiary Guarantor, or any changes in the shareholders of the Borrower or the Subsidiary Guarantor; any change in the corporate existence (including its constitution, laws, rules, regulations or power), structure or ownership of any Obligor; (g) the absence of any attempt to collect the Obligations or any part of them from any Obligor; (h) any sale, exchange, waiver, surrender or release of any guarantee or right of offset at any time held by the Guaranteed Creditors for the payment of the Liabilities;
(i) the addition, from time to time, of any guarantors, makers or endorsers of the Liabilities, or of any additional security or collateral for the payment of the Liabilities; and (j) any other setoff, defense or counterclaim whatsoever, or any other circumstance or act whatsoever with respect to the Loan Documents or the transactions contemplated thereby which might constitute or be construed to constitute a legal or equitable defense available to, or discharge of, the Borrower or a Subsidiary Guarantor under the Credit Agreement or this Subsidiary Guaranty, in bankruptcy or in any other instance (in any case, except a defense of payment or performance, whether based on contract, tort or any other theory). When making any demand hereunder or otherwise pursuing their rights and remedies hereunder against any Subsidiary Guarantor, the Guaranteed Creditors may, but shall be under no obligation to, join or make a similar demand on or otherwise pursue or exhaust such rights and remedies as they may have against the Borrower, any other Subsidiary Guarantor or any other Person or against any guarantee for the Liabilities or any right of offset with respect thereto, and any failure by the Guaranteed Creditors to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Subsidiary Guarantor or any other Person or to realize upon any such guarantee or to exercise any such right of offset, or any release of the Borrower, any other Subsidiary Guarantor or any other Person or any such guarantee or right of offset, shall not relieve any Subsidiary Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Guaranteed Creditors against any Subsidiary Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.


                                  EXHIBIT D-3

     Section 5. Guaranty Irrevocable. This Subsidiary Guaranty is a continuing guaranty of all Liabilities now or hereafter existing under the Loan Documents and shall remain in full force and effect until payment in full of all Liabilities and other amounts payable under this Subsidiary Guaranty and until the Loan Documents are no longer in effect.

     Section 6. Reinstatement. This Subsidiary Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time any payment, or any part thereof, of any of the Liabilities is rescinded or must otherwise be returned by the Guaranteed Creditors on the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Subsidiary Guarantor, all as though the payment had not been made.

     Section 7. No Subrogation. Notwithstanding any payment made by any Subsidiary Guarantor hereunder or any set-off or application of funds of any Subsidiary Guarantor by the Guaranteed Creditors, no Subsidiary Guarantor shall be entitled to be subrogated to any of the rights of the Guaranteed Creditors against the Borrower or any other Subsidiary Guarantor or any collateral security or guarantee or right of offset held by any Guaranteed Creditor for the payment of the Liabilities, nor shall any Subsidiary Guarantor seek or be entitled to seek any indemnity, exoneration, participation, contribution or reimbursement from the Borrower or any other Subsidiary Guarantor in respect of payments made by such Subsidiary Guarantor hereunder, until all amounts owing to the Guaranteed Creditors on account of the Liabilities are irrevocably and indefeasibly paid in full in cash, no Letter of Credit shall be outstanding and all of the Commitments are terminated. If any amount shall be paid to any Subsidiary Guarantor on account of such subrogation rights at any time when all of the Liabilities shall not have been irrevocably and indefeasibly paid in full in cash, any Letter of Credit shall be outstanding or any of the Commitments are in effect, such amount shall be held by such Subsidiary Guarantor in trust for the Guaranteed Creditors, and shall, forthwith upon receipt by such Subsidiary Guarantor, be turned over to the Administrative Agent in the exact form received by such Subsidiary Guarantor (duly indorsed by such Subsidiary Guarantor to the Administrative Agent, if required), to be applied against the Liabilities, whether matured or unmatured, as determined by the Administrative Agent.

     Section 8. Subordination. Without limiting the Guaranteed Creditors' rights under any other agreement, any liabilities owed by the Borrower to the Subsidiary Guarantor in connection with any extension of credit or financial accommodation by the Subsidiary Guarantor to or for the account of the Borrower, including but not limited to interest accruing at the agreed contract rate after the commencement of a bankruptcy or similar proceeding, are hereby subordinated to the Liabilities upon the occurrence of an Event of Default, and, in such an event such liabilities of the Borrower to the Subsidiary Guarantor, if the Administrative Agent so requests, shall be collected, enforced and received by the Subsidiary Guarantor as trustee for the Guaranteed Creditors and shall be paid over to the Administrative Agent for the benefit of the Guaranteed Creditors on account of the Liabilities (but only to the extent due and payable but without reducing or affecting in any manner the liability of the Subsidiary Guarantor under the other provisions of this Subsidiary Guaranty.


                                  EXHIBIT D-4

     Section 9. Payments Generally. All payments by the Subsidiary Guarantor shall be made in the manner, at the place and in the currency (the "Payment Currency") required by the Loan Documents; provided, however, that (if the Payment Currency is other than U.S. dollars) the Subsidiary Guarantor may, at its option (or, if for any reason whatsoever the Subsidiary Guarantor is unable to effect payments in the foregoing manner, the Subsidiary Guarantor shall be obligated to) pay to the Administrative Agent at its principal office, for the benefit of the Guaranteed Creditors, the equivalent amount in U.S. dollars computed at the selling rate of the Administrative Agent or a selling rate chosen by the Administrative Agent, most recently in effect on or prior to the date the Liability becomes due, for cable transfers of the Payment Currency to the place where the Liability is payable. In any case in which the Subsidiary Guarantor makes or is obligated to make payment in U.S. dollars, the Subsidiary Guarantor shall hold the Administrative Agent and the Guaranteed Creditors harmless from any loss incurred by the Administrative Agent or the Guaranteed Creditors arising from any change in the value of U.S. dollars in relation to the Payment Currency between the date the Liability becomes due and the date the Guaranteed Creditors are actually able, following the conversion of the U.S.
dollars paid by the Subsidiary Guarantor into the Payment Currency and remittance of such Payment Currency to the place where such Liability is payable, to apply such Payment Currency to such Liability.

     Section 10. Certain Taxes. The Subsidiary Guarantor further agrees that all payments to be made hereunder shall be made without setoff or counterclaim and free and clear of, and without deduction for, any Indemnified Taxes and Other Taxes. If any Indemnified Taxes and Other Taxes are required to be withheld from any amounts payable to the Administrative Agent for the benefit of the Guaranteed Creditors hereunder, the amounts so payable to the Administrative Agent for the benefit of the Guaranteed Creditors shall be increased to the extent necessary to yield to the Guaranteed Creditors (after payment of all Indemnified Taxes and Other Taxes) the amounts payable hereunder in the full amounts so to be paid. Whenever any Indemnified Taxes and Other Taxes are paid by the Subsidiary Guarantor, as promptly as possible thereafter, the Subsidiary Guarantor shall send the Administrative Agent an official receipt showing payment thereof, together with such additional documentary evidence as may be required from time to time by the Administrative Agent.

     Section 11. Representations and Warranties. The Subsidiary Guarantor represents and warrants that: (a) this Subsidiary Guaranty (i) has been authorized by all necessary corporate action; (ii) except as to matters that could not reasonably be expected to result in a Material Adverse Effect, does not violate any agreement, instrument, law, regulation or order applicable to the Subsidiary Guarantor; (iii) does not require the consent or approval of, registration or filing with, or any other action by, any Governmental Authority; and (iv) is the legal, valid and binding obligation of the Subsidiary Guarantor enforceable against the Subsidiary Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting creditors' rights generally and subject to general principles of equity regardless of whether considered in a proceeding in equity or at law; and (b) in executing and delivering this Subsidiary Guaranty, the Subsidiary Guarantor has (i) without reliance on the Administrative Agent or the Guaranteed Creditors or any information received from the Administrative Agent or the Guaranteed Creditors and based upon such documents and information it deems appropriate, made an independent investigation of the transactions


                                  EXHIBIT D-5
contemplated  hereby  and  the  Borrower,   the  Borrower's  business,   assets,
operations,   prospects  and   condition,   financial  or  otherwise,   and  any
circumstances which may bear upon such transactions, the Borrower or the obligations and risks undertaken herein with respect to the Liabilities; (ii) adequate means to obtain from the Borrower on a continuing basis information concerning the Borrower; (iii) has full and complete access to the Loan Documents and any other documents executed in connection with the Loan Documents; and (iv) not relied and will not rely upon any representations or warranties of the Administrative Agent or the Guaranteed Creditors not embodied herein or any acts heretofore or hereafter taken by the Administrative Agent or the Guaranteed Creditors (including but not limited to any review by the Administrative Agent or the Guaranteed Creditors of the affairs of the Borrower).

     Section 12. Remedies Generally. The remedies provided in this Subsidiary Guaranty are cumulative and not exclusive of any remedies provided by law.

     Section 13. Formalities. The Subsidiary Guarantor waives presentment, notice of dishonor, protest, notice of acceptance of this Subsidiary Guaranty or incurrence of any Liability and any other formality with respect to any of the Liabilities or this Subsidiary Guaranty.

     Section 14. Amendments and Waivers to Guaranty. No amendment or waiver of any provision of this Subsidiary Guaranty, nor consent to any departure by the Subsidiary Guarantor therefrom, shall be effective unless it is in writing and signed by each of the Guaranteed Creditors, and then the waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Guaranteed Creditors to exercise, and no delay in exercising, any right under this Subsidiary Guaranty shall operate as a waiver or preclude any other or further exercise thereof or the exercise of any other right. Each Subsidiary Guarantor hereby waives any and all notice of the creation, renewal, extension or accrual of any of the Liabilities and notice of or proof of reliance by the Guaranteed Creditors upon this Subsidiary Guaranty or acceptance of this Subsidiary Guaranty; the Liabilities, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Subsidiary Guaranty and no notice of creation of the Liabilities or any extension of credit already or hereafter contracted by or extended to the Borrower need be given to any Subsidiary Guarantor; and all dealings between the Borrower and any of the Subsidiary Guarantors, on the one hand, and the Guaranteed Creditors, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Subsidiary Guaranty. Each Subsidiary Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Subsidiary Guarantors with respect to the Liabilities.

     Section 15. Expenses. The Subsidiary Guarantor shall reimburse the Administrative Agent for the benefit of the Guaranteed Creditors on demand for all reasonable out-of-pocket expenses (including without limitation reasonable fees, charges and disbursements of any counsel for the Guaranteed Creditors) incurred by the Guaranteed Creditors in connection with the enforcement of this Subsidiary Guaranty. Attorneys' fees reimbursed by the Subsidiary Guarantor in connection with this Subsidiary Guaranty shall be for a single law firm per country (unless conflicts (including conflicts between the Administrative Agent, the Co-Arrangers and the other Lenders as determined in the reasonable discretion of the Required Lenders) otherwise prohibit the engagement of a single law firm) plus a single local counsel in each jurisdiction where local counsel is reasonably required.


                                  EXHIBIT D-6

     Section 16. Assignment. This Subsidiary Guaranty shall be binding on, and shall inure to the benefit of the Subsidiary Guarantor, the Administrative Agent and the Guaranteed Creditors and their respective successors and assigns; provided that the Subsidiary Guarantor may not assign or transfer its rights or obligations under this Subsidiary Guaranty. Without limiting the generality of the foregoing: (a) the obligations of the Subsidiary Guarantor under this Subsidiary Guaranty shall continue in full force and effect and shall be binding on any successor partnership and on previous partners and their respective estates if the Subsidiary Guarantor is a partnership, regardless of any change in the partnership as a result of death retirement or otherwise; and (b) the Guaranteed Creditors may assign, sell participations in or otherwise transfer their rights under the Loan Documents to another person or entity to the extent expressly permitted by Section 9.04 of the Credit Agreement, and the other person or entity shall then become vested with all the rights granted to the Guaranteed Creditors in this Subsidiary Guaranty or otherwise.

     Section 17. Captions. The headings and captions in this Subsidiary Guaranty are for convenience only and shall not affect the interpretation or construction of this Subsidiary Guaranty.

     Section 18. Governing Law, Etc. THIS SUBSIDIARY GUARANTY SHALL BE GOVERNED BY THE LAW OF THE STATE OF TEXAS. THE SUBSIDIARY GUARANTOR CONSENTS TO THE NONEXCLUSIVE JURISDICTION AND VENUE OF THE STATE OR FEDERAL COURTS LOCATED IN THE STATE OF TEXAS. SERVICE OF PROCESS BY THE BANK IN CONNECTION WITH ANY SUCH DISPUTE SHALL BE BINDING ON THE SUBSIDIARY GUARANTOR IF SENT TO THE SUBSIDIARY GUARANTOR BY REGISTERED MAIL AT THE ADDRESS SPECIFIED BELOW OR AS OTHERWISE
SPECIFIED BY THE SUBSIDIARY GUARANTOR FROM TIME TO TIME. THE SUBSIDIARY GUARANTOR WAIVES ANY RIGHT THE SUBSIDIARY GUARANTOR MAY HAVE TO JURY TRIAL IN ANY ACTION RELATED TO THIS SUBSIDIARY GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FURTHER WAIVES ANY RIGHT TO INTERPOSE ANY COUNTERCLAIM RELATED TO THIS SUBSIDIARY GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY SUCH ACTION. TO THE EXTENT THAT THE SUBSIDIARY GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER FROM SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF
EXECUTION OF A JUDGMENT, EXECUTION OR OTHERWISE), THE SUBSIDIARY GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS SUBSIDIARY GUARANTY.


                                  EXHIBIT D-7

     Section 19. Integration; Effectiveness. This written Subsidiary Guaranty embodies the entire agreement and understanding between the Lenders and the Subsidiary Guarantor and supersedes all other agreements and understandings between such parties relating to the subject matter hereof. This written Subsidiary Guaranty represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.


                                  EXHIBIT D-8

     IN WITNESS WHEREOF, the Subsidiary Guarantor has caused this Subsidiary Guaranty to be duly executed and delivered by its duly authorized officer as of the date first above written.

                                             PIONEER NATURAL RESOURCES USA INC.


                                             By:
                                             Name:
                                             Title:


                                             Address:
                                             -------



                                  EXHIBIT D-9

                                    EXHIBIT E

                                     FORM OF

                                 PROMISSORY NOTE

$[       ]                                                  [        ], 200[  ]

     FOR VALUE RECEIVED, Pioneer Natural Resources Company, a Delaware corporation, (the "Borrower") hereby promises to pay to the order of [ ] (the "Lender"), at the principal office of JPMorgan Chase Bank (the "Administrative Agent"), at [ ], the principal sum of [ ] Dollars ($[ ]) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Credit Agreement, as hereinafter defined), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

     The date, amount, Type, interest rate, Interest Period and maturity of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, may be endorsed by the Lender on schedules to be attached hereto or any continuation thereof or on any separate record maintained by the Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender's or the Borrower's rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of this Note.

     This Note is one of the Notes referred to in the Credit Agreement dated as of December [ ], 2003 among the Borrower, the Administrative Agent, and the other agents and lenders signatory thereto (including the Lender), and evidences Loans made by the Lender thereunder (such Credit Agreement as the same may be amended, supplemented or restated from time to time, the "Credit Agreement"). Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

     This Note is issued pursuant to the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the other Loan Documents. The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events, for prepayments of Loans upon the terms and conditions specified therein and other provisions relevant to this Note.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.


                                  EXHIBIT E-1

     IN WITNESS WHEREOF, the Borrower has caused this Agreement to be duly executed as of the day and year first above written.

                                            PIONEER NATURAL RESOURCES COMPANY


                                            By:
                                                  -----------------------------
                                            Name:
                                                  -----------------------------
                                            Title:
                                                  -----------------------------



                                  EXHIBIT E-2